As filed with the Securities and Exchange Commission
                on September 30, 1997

                            Registration No. 333-______

             SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549

                     FORM S-8
                Registration Statement
           Under the Securities Act of 1933

           Capital City Bank Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

   State of Florida                      59-2273542
(State or Other Jurisdiction of        (IRS Employer
Incorporation or Organization        Identification No.)

        217 North Monroe Street
        Tallahassee, Florida                   32301
   Address of Principal Executive Offices)   (Zip Code)

            Capital City Bank Group, Inc.

               401(k) Profit Sharing Plan
                (Full Title of the Plan)

William G. Smith, Jr.
President and Chief Executive Officer
Capital City Bank Group, Inc.
217 North Monroe Street
Tallahassee, Florida  32301

Copies to:
Michael V. Mitrione, Esq.
Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
777 South Flagler Drive, Suite 500 East Tower
West Palm Beach, Florida  33401

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [ X ]

                        CALCULATION OF REGISTRATION FEE

                             Proposed   Proposed
Title of         Amount      Maximum    Maximum
Securities       to be       Offering   Aggregate    Amount of
to be            Registered  Price Per  Offering     Registration
Registered       (1)(2)      Share (3)  Price (3)    Fee

Common Stock,
$.01 par
value per
share            50,000      $34.75     $1,737,500   $562.52

(1) In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Capital City Bank Group, Inc. 401(k) Profit Sharing Plan.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Capital City Bank Group, Inc. 401(k) Profit Sharing Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding capital stock of Capital City Bank Group, Inc., pursuant to Rule 416(a) promulgated under the Securities Act.

(3) The proposed maximum offering price is calculated pursuant to Rule 457(c) and (h) promulgated under the Securities Act solely for the purpose of determining the amount of the registration fee and is based upon the market value of outstanding shares of Capital City Bank Group, Inc. Common Stock on September 24, 1997, with such per share price being equal to the average of the high and low sale prices reported on the Nasdaq National Market on that date.

This Registration Statement shall become effective upon the filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 462.

EXPLANATORY NOTE

This Registration Statement is intended to be used to register 50,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of Capital City Bank Group, Inc., a Florida corporation (the "Company"), reserved for issuance and delivery pursuant to the Capital City Bank Group, Inc. 401(k) Profit Sharing Plan (the "Plan"). Pursuant to the Note to Part I of Form S-8, the information specified by Part I of Form S-8 to be contained in a Section 10(a) prospectus to be distributed to each participant in the Plan is not being filed with the Securities and Exchange Commission (the "Commission").

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

The following documents filed or to be filed by the Company and the Plan with the Commission are incorporated by reference in this Registration Statement:

(a)  The Company's Annual Report on Form 10-K for the year ended
December 31, 1996, as filed with the Commission on March 26, 1997
(File No. 0-13358).

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as filed with the Commission on May 14, 1997 (File No. 0-13358).

(c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the Commission on July 29, 1997 (File No. 0-13358).

(d) The description of the Common Stock as contained in the Company's Registration Statement on Form S-8, as filed with the Commission on December 23, 1996 (File No. 333-18543).

All documents filed by the Company or the Plan pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document, except as to any portion of any Annual or Quarterly Report to Shareholders which is not deemed to be filed under said provisions. Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

Section 607.0850(4) of the FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination.

Section 607.0850(3), however, provides that a Florida corporation must indemnify any director or officer of a corporation who has been successful in the defense of any proceeding referred to in Section 607.0850(1) or (2), or in the defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by him or her in connection therewith.

Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850. A corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his or her conduct was not unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where liability under Section 607.0834 (relating to unlawful distributions) applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

The Company's Amended and Restated Articles of Incorporation (the "Amended Articles") provide for the obligatory indemnification of directors and officers and the discretionary indemnification of employees and agents. The general effect of these provisions is to require indemnification of any director or officer against any liability arising from any action or suit to the fullest extent provided, authorized, allowed or not prohibited by the FBCA. Advances against expenses are required to be made under these provisions to any officer or director of the Company and may be made to any employee or agent of the Company, and the indemnity coverage provided thereunder includes liabilities under the federal securities laws as well as in other contexts.

The foregoing discussion of the FBCA and the Amended Articles is only a summary and is qualified in its entirety by the full text of the FBCA and the Amended Articles. A copy of the Amended Articles is set forth in Exhibit 4.1 to this Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1* Articles of Incorporation, as amended to the date hereof. 4.2** Bylaws, as amended to the date hereof.
4.3  Regional Prototype Profit Sharing Plan and Trust/Custodial
Account
4.4 Regional Prototype Profit Sharing Plan and Trust/Custodial Account Non-Standard Plan Adoption Agreement.
5.1 Opinion of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. as to the legality of any shares of Common Stock issued by the Company.
23.1  Consent of Arthur Andersen LLP.
23.2 Consent of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. (contained in Exhibit 5.1).

* Previously filed as Exhibit B to and incorporated by reference from the Company's Proxy Statement dated April 12, 1996 (File No. 0-13358).

** Previously filed as Exhibit 3(b) to and incorporated by reference from the Company's Annual Report on Form 10-K for the year ended
December 31, 1983 (File No. 2-86158).

The Company hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Services (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

The Company hereby undertakes:

(1)(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number

4.1*  Articles of Incorporation, as amended to the date hereof.

4.2**  Bylaws, as amended to the date hereof.

4.3  Capital City Bank Group, Inc. 401(k) Profit Sharing Plan.

4.4  Regional Prototype Profit Sharing Plan and Trust/Custodial
Account Non-Standard Plan Adoption Agreement.

5.1 Opinion of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. as to the legality of any shares of Common Stock issued by the Company.

23.1  Consent of Arthur Andersen LLP.

23.2  Consent of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
(contained in Exhibit 5.1).

* Previously filed as Exhibit B to and incorporated by reference from the Company's Proxy Statement dated April 12, 1996 (File No. 0-13358).

** Previously filed as Exhibit 3(b) to and incorporated by reference from the Company's Annual Report on Form 10-K for the year ended
December 31, 1983 (File No. 2-86158).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tallahassee, State of Florida, on this 25th day of September, 1997.

CAPITAL CITY BANK GROUP, INC.

By: /s/ William G. Smith, Jr.
      President and Chief Executive Officer
      (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of September 25, 1997.

/s/ William G. Smith, Jr.
 William G. Smith, Jr.
 President, Chief Executive Officer and Director
 (Principal Executive Officer)

/s/ J. Kimbrough Davis
 J. Kimbrough Davis
 Executive Vice President and Chief Financial Officer
 (Principal Financial and Accounting Officer)

/s/ Dubose Ausley
 Dubose Ausley
 Chairman of the Board of Directors

/s/ Thomas A. Barron
 Thomas A. Barron
 Treasurer and Director

/s/ Cader B. Cox, III
 Cader B. Cox, III
 Director

/s/ John K. Humphress
 John K. Humphress
 Director

/s/ Payne H. Midyette, Jr.
 Payne H. Midyette, Jr.
 Director

/s/ Godfrey Smith
 Godfrey Smith
 Vice Chairman of the Board of Directors

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tallahassee, State of Florida, on September 25, 1997.

CAPITAL CITY BANK GROUP, INC.
401(K) PROFIT SHARING PLAN

By: CAPITAL CITY TRUST COMPANY, TRUSTEE

By:/s/ Randolph M. Pople
Randolph M. Pople, President

Exhibit 4.3  Capital City Bank Group, Inc. 401(k) Profit Sharing Plan

Table of Contents

ARTICLE I Introduction
1.1      Adoption of Plan
1.2      Purpose
1.3      Restatement

ARTICLE II Interpretation of Plan
2.1      Gender and Number
2.2      Titles to Sections
2.3      Applicable Law
2.4      Severability
2.5      Definitions

ARTICLE III Definitions
3.1      Accumulated Profits
3.2      Administrative Committee
3.3      Adoption Agreement
3.4      Affiliate
3.5      Beneficiary
3.6      Break in Service
3.7      Code
3.8      Compensation
3.9      Computation Year
3.10     Custodian
3.11     Determination Date
3.12     Disability
3.13     Earned Income
3.14     Effective Date
3.15     Employee
3.16     Employee Rollover Account
3.17     Employee Transfer Account
3.18     Employee Voluntary Contribution Account
3.19     Employer
3.20     Highly Compensated Employee
3.21     Fiscal Year
3.22     Fund
3.23     Hour of Service
3.24     Integration Level
3.25     Integration Percentage
3.26     Investment Manager
3.27     Key Employee
3.28     Leased Employee
3.29     Limitation Year
3.30     Named Fiduciaries
3.31     Non-Key Employee
3.32     Normal Retirement Age
3.33     Normal Retirement Date
3.34     Owner-Employee
3.35     Participant
3.36     ParticipantOs Account
3.37     Plan
3.38     Plan Anniversary
3.39     Plan Valuation Date
3.40     Plan Year
3.41     Profits
3.42     Qualified Joint and Survivor Annuity
3.43     Qualified Preretirement Survivor Annuity
3.44     Restated Date
3.45     Self-Employed Individual
3.46     Shareholder Employee
3.47     Sponsor
3.48     Top Heavy
3.49     Top Heavy Ratio
3.50     Trustee
3.51     Vested Interest, Vesting or Vested
3.52     Year of Service

ARTICLE IV Eligibility
4.1      Initial Eligibility
4.2      Special Participation Rules for Certain Employees
4.3      Special Rule for Owner-Employees
4.4      Computing Years and Months of Service for Eligibility
4.5      Administrative Requirements
4.6      Effective Date
4.7      Election Not to Participate

ARTICLE V Contributions and Allocations
5.1      Funding Policy for Plan Benefits
5.2      Determination of Employer Contributions
5.3      Allocation of Employer Contributions and
            Adjustments for Gains and Losses
5.4      Special Minimum Allocations and Contributions
5.5      Voluntary Employee Contributions
5.6      Rollover Contributions
5.7      Transfer Contributions
5.8      Special Rule for Leased Employees
5.9      Waiver of Funding Standards
5.10     Effective Date

ARTICLE VI Salary Deferral or Cash or Deferred Arrangement
6.1      Applicability
6.2      Elective Deferrals
6.3      Dollar Limit on Elective Deferrals
6.4      Distribution of Excess Elective Deferrals
6.5      Average Deferral Percentage Test
6.6      Distribution of Excess Contributions
6.7      Recharacterization of Excess Contributions
6.8      Matching Contributions
6.9      Limitations on Employee Contributions and
            Matching Contributions
6.10     Distribution of Excess Aggregate Contributions
6.11     Qualified Nonelective Contributions
6.12     Nonforfeitability
6.13     Limitations on Distributions
6.14     Hardship Distributions
6.15     Definitions

ARTICLE VII Limitation on Allocations
7.1      Limitation
7.2      Disposition of Excess Amount
7.3      Limitation if Other Plans
7.4      Limitations - Defined Benefit Plans
7.5      Definitions

ARTICLE VIII Retirement, Disability Benefits and In-Service Withdrawals
8.1      Normal Retirement Date
8.2      Disability
8.3      Postponed Retirement
8.4      In-Service Withdrawals
8.5      Qualified Domestic Relations Orders

ARTICLE IX Vesting and Termination of Employment
9.1      ParticipantOs Vested Interest
9.2      Computing Years of Service for Vesting
9.3      Distribution of Vested Interest
9.4      Declaration of Forfeitures
9.5      Effective Date

ARTICLE X Joint and Survivor and Preretirement Survivor
  Annuity Requirements
10.1     Application of Article
10.2     Qualified Joint and Survivor Annuity
10.3     Qualified Preretirement Survivor Annuity
10.4     Definitions
10.5     Notice Requirements
10.6     Safe Harbor Rules
10.7     Transitional Rules
10.8     Cash Out For Small Amounts
10.9     Requirements Relating to Life Insurance
10.10    Purchase of Annuity Contracts
10.11    Restrictions on Immediate Distributions

ARTICLE XI Manners of Distribution - Lifetime Payments
11.1     Applicability of This Article
11.2     Optional Modes of Distribution
11.3     Commencement of Benefits
11.4     Limitations on Commencement of Benefits
11.5     Cash or in Kind Distributions
11.6     Election and Claim Procedure
11.7     Annuities
11.8     Direct Rollovers
11.8.2   Definitions

ARTICLE XII Death Benefits
12.1     Applicability of this Article
12.2     Designation of Beneficiary
12.3     Optional Modes of Distribution Upon Death
12.4     Disclaimer by Beneficiary

ARTICLE XIII Withdrawals and Loans
13.1     Hardship Withdrawals
13.2     Withdrawal of Voluntary Contributions
13.3     Loans to Plan Participants
13.4     Effective Date

ARTICLE XIV Distribution Requirements
14.1     General Rule
14.2     Required Beginning Date
14.3     Limits on Distribution Periods
14.4     Determination of Amount to be Distributed Each Year
14.4.1   Individual Account
14.4.2   Other Forms
14.5     Death Distribution Provisions
14.5.1   Distribution Beginning After Death
14.5.2   Distribution Beginning Before Death
14.6     Definitions
14.6.1   Applicable Life Expectancy
14.6.2   Designated Beneficiary
14.6.3   Distribution Calendar Year
14.6.4   Life Expectancy
14.6.5   ParticipantOs Benefit
14.6.6   Required Beginning Date
14.7     Transitional Rule

ARTICLE XV Administration
15.1     Plan Administrator
15.2     Delegation
15.3     Administrative Committee
15.4     Reports and Records
15.5     Establishment of Funding Policy
15.6     Payment of Expenses
15.7     Indemnification

ARTICLE XVI Fund and Trustee
16.1     Trustee
16.2     Trust Fund
16.3     Responsibility of the Trustee
16.4     Compensation and Expenses
16.5     Records and Accounting
16.6     Record Retention
16.7     Resignation and Removal of Trustee
16.8     Dealings of Others With Trustee
16.9     Trustee's Power to Protect Itself on Account of Taxes
16.10    Other Powers of Trustee
16.11    Purchase of Life Insurance
16.12    Participant Direction of Investment
16.13    Prohibited Transactions
16.14    Indemnity of Trustee

ARTICLE XVII Fund and Custodian
17.1     Custodian
17.2     Custodian Fund
17.3     Responsibilities of the Custodian
17.4     Compensation and Expenses
17.5     Records and Accountings
17.6     Record Retention
17.7     Resignation and Removal of Custodian
17.8     Changes in Organization of Custodian
17.9     Dealings of Others With Custodian
17.10    Funding Policy
17.11    Custodian's Power to Protect Itself on Account of Taxes
17.12    Investment of the Fund
17.13    Purchase of Insurance
17.14    Investment Direction by Participants
17.15    Prohibited Transactions
17.16    Indemnity

ARTICLE XVIII Amendment, Termination and Merger
18.1     Amendment by Employer
18.2     Amendment by Sponsor
18.3     Limitation on Amendments
18.4     Termination of Plan
18.5     Merger
18.6     Withdrawal by Sponsor or Failure to Qualify Under Code

ARTICLE XIX Miscellaneous
19.1     No Guaranty of Employment
19.2     Spendthrift Provisions
19.3     Conflict of Interest
19.4     Disclaimers
19.5     Role of Sponsor
19.6     Exclusive Benefit

                           BANKERS SYSTEMS, INC.
                           BASIC PLAN DOCUMENT 01

ARTICLE I Introduction

1.1  Adoption of Plan
The Employer shall adopt the Plan by executing the Bankers Systems, Inc. Standard or Nonstandard Profit Sharing or Money Purchase Adoption Agreements or by adopting the Bankers Systems Standard Profit Sharing and Money Purchase Adoption Agreements as paired plans. Execution of a Money Purchase Adoption Agreement shall mean that the provisions of this basic plan document that relate to the money purchase plan shall constitute the Plan. Execution of a Profit Sharing Adoption Agreement shall mean that the provisions of this basic plan document that relate to the profit sharing plan shall constitute the Plan.

1.2  Purpose
The principal purposes of this Plan are to: (a) allow eligible Employees and their Beneficiaries to share in the prosperity of the EmployerOs business; in the event a Profit Sharing Adoption Agreement is executed (b) promote a strong interest in the successful operation of the EmployerOs business and to promote loyalty to the Employer; and
(c) provide eligible Employees and their Beneficiaries with the opportunity to accumulate funds for their retirement.

1.3  Restatement
In the event this Plan is a restatement of another plan, as signified by the completion of a date specified in Section A.4 of the Adoption Agreement, Employees who terminate employment with the Employer prior to the Restated Date shall be subject to the terms of the plan in effect prior to its restatement, except as otherwise provided herein. All other Employees shall be subject to the terms of this Plan.

ARTICLE II Interpretation of Plan

2.1  Gender and Number
Except when otherwise indicated by the context, the masculine gender shall include the feminine and neuter, and words used in the singular shall include the plural whenever appropriate.

2.2  Titles to Sections
Titles to Articles and Sections are for general information only, and the Plan shall not be construed by reference thereto.

2.3  Applicable Law
This Plan shall be construed and enforced in a manner that is consistent with the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. To the extent state law has not been preempted by federal law, the laws of the state of the EmployerOs principal place of business shall control.

2.4  Severability
In case any provision of this Plan shall be held illegal or invalid for any reason, or would result in the denial of tax exempt status for the Plan and trust, such provision shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if such provision had not been included herein during the time for which such provision is held to be illegal, invalid or result in the denial of tax exempt status.

2.5  Definitions
Whenever used in the Plan, the terms set out in Article III shall have the meanings ascribed to them, unless otherwise expressly provided herein, and when the defined meaning is intended, the term is capitalized.

ARTICLE III Definitions

3.1  Accumulated Profits
"Accumulated Profits" shall mean, in the case of an Employer which is a corporation, Profits originating in prior Fiscal Years which have been retained by the Employer.

3.2  Administrative Committee
"Administrative Committee" shall mean the committee appointed by the Employer as provided in Section 15.3.

3.3  Adoption Agreement
"Adoption Agreement" shall mean the agreement executed by the Employer and Trustee or Custodian for purposes of adopting the Plan and setting forth those provisions of the Plan which relate to the EmployerOs participation thereunder.

3.4  Affiliate
"Affiliate" shall mean an employer which is required to be aggregated with such Employer under Sections 414(b), (c), (m) or (o) of the Code.

3.5  Beneficiary
"Beneficiary" or "Beneficiaries" shall mean the person or persons, natural or legal, entitled to receive any benefits from the Plan which may become payable by reason of the death of the Participant.

3.6  Break in Service
"Break in Service" shall mean a Computation Year during which an Employee completes 500 or fewer Hours of Service.

3.7  Code
"Code" shall mean the Internal Revenue Code of 1986, as amended.

3.8  Compensation
Compensation, as elected by the Employer in the Adoption Agreement, shall mean all of each Participant's a) Wages, tips, and other compensation box on Form W-2 b) Section 3401(a) wages or c) 415 safe-harbor compensation. For any self-employed individual covered under the Plan, Compensation will mean Earned Income.

The Wages, Tips, and Other Compensation box on Form W-2 is the information required to be reported under Section 6041 and 6051 of the Code. It is wages as defined in Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code. Compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Section 3401(a)(2)].

Section 3401(a) wages is defined as wages within the meaning of
Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Section 3401(a)(2)].

415 safe-harbor wages is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income [including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in 1.62-2(c))], and excluding the following:

(a) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(d) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

For any self-employed individual Compensation will mean Earned Income. For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Article, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Internal Revenue Code) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in Section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made.

Compensation shall include only that compensation which is actually paid to the Participant during the determination period. Except as provided elsewhere in this Plan, the determination period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the determination period shall be the Plan Year.

Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

For years beginning after December 31, 1988, and before January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000, as adjusted.

In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA O93 annual compensation limit. The OBRA O93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA O93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA O93 annual compensation limit set forth in this provision.

If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA O93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA O93 annual compensation limit is $150,000.

In determining the Compensation of a Participant for purposes of this $150,000 limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $150,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the Integration Level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individualOs Compensation as determined under this Section prior to the application of this limitation.

3.9  Computation Year
"Computation Year" shall mean, for purposes of determining eligibility and break in service to participate in the Plan, a consecutive 12-month period measured from the date an Employee first completes an Hour of Service for the Employer or an Affiliate or an anniversary of such date. For all other purposes, OComputation YearO shall mean the Plan Year.

3.10  Custodian
"Custodian" shall mean the Financial Institution which has executed this Plan as Custodian as provided in the Adoption Agreement, and any successor Custodian.

3.11  Determination Date
"Determination Date" shall mean the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of such Plan Year. In the event the Employer or an Affiliate maintains another plan or plans in addition to this Plan, "Determination Date" shall mean the determination dates of all such plans which fall within the same calendar year as the Determination Date for this Plan.

3.12  Disability
"Disability" or "Disabled" shall mean a medically determinable physical or mental impairment which prevents an Employee from engaging in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

3.13  Earned Income
"Earned Income" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code.

Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

3.14  Effective Date
"Effective Date" shall mean the date the Plan is effective, as provided in Section A.3 of the Adoption Agreement.

3.15  Employee
"Employee" shall mean any person employed by the Employer or an Affiliate, including a Self-Employed individual. The term "Employee", for purposes of this Plan only, shall also include a Leased Employee, except to the extent described in Section 5.8. For purposes of this Section, the term "Leased Employee" means any person other than a common law employee of the Employer or Affiliate who is deemed to be an Employee of the Employer or Affiliate under Sections 414(n) or (o) of the Code.

3.16  Employee Rollover Account
"Employee Rollover Account" shall mean a sub-account established as part of a Participant's Account for the purpose of identifying that portion of a Participant's Account which is attributable to a tax-free rollover from another qualified plan. The maintenance of such sub-account is for accounting purposes only and segregation of the assets of the Plan shall not be required.

3.17  Employee Transfer Account
"Employee Transfer Account" shall mean a sub-account established as part of a Participant's Account for the purpose of identifying that portion of the Participant's Account which is attributable to tax-free transfers from the Trustee or Custodian of another qualified plan to the Trustee or Custodian of this Plan. The maintenance of such sub-account is for accounting purposes only and segregation of the assets of the Plan shall not be required.

3.18  Employee Voluntary Contribution Account
"Employee Voluntary Contribution Account" shall mean a sub-account established as part of a Participant's Account for the purpose of identifying that portion of the Participant's Account which is attributable to the Participant's own voluntary nondeductible contributions. The maintenance of such sub-account is for accounting purposes only and segregation of the assets of the Plan shall not be required.

3.19  Employer
"Employer" shall mean the corporation, partnership or sole proprietorship which has adopted this Plan, as described in Section
A.1 of the Adoption Agreement.

3.20  Highly Compensated Employee
The term "Highly Compensated Employee" includes highly compensated active employees and highly compensated former employees.

A highly compensated active employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (a) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (b) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (c) Was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under
Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (a) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (b) Employees who are 5-percent owners at any time during the look-back year or determination year.

If no officer has satisfied the Compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated
Employee.

For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

If an Employee is, during a determination year or look-back year, a family member of either a 5-percent owner who is an active or former employee or a Highly Compensated Employee who is one of the 10 most highly compensated employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5-percent owner or top-ten Highly Compensated Employee shall be aggregated.

In such case, the family member and 5-percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5-percent owner or top-ten Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants, and descendants of the Employee or former employee and the spouses of such lineal ascendants and descendants.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

3.21  Fiscal Year
"Fiscal Year" shall mean the Employer's fiscal year as described in Section A.5 of the Adoption Agreement.

3.22  Fund
"Fund" shall mean the aggregate of the assets of the Plan held by the Trustee or Custodian.

3.23  Hour of Service
"Hour of Service" shall mean:

(a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These hours shall be credited to the Employee for the Computation Year or Years in which the duties are performed;

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single Computation Year). Notwithstanding the foregoing, Hours of Service shall not be credited on account of payments made under a plan maintained solely for the purpose of complying with applicable workers' Compensation, unemployment Compensation, or disability insurance laws nor shall Hours of Service be credited on account of a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the Employee.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b) as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the Computation Year or Years to which the award or agreement pertains rather than the Computation Year in which the award, agreement or payment is made. Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder. Hours of Service will also be credited for any individual considered an Employee of this Plan under Section 414(n) or Section 414(o) of the Code and the regulations thereunder.

(d) Hours required to be credited for any period of service with the armed forces of the United States which the Employee entered from employment with the Employer or an Affiliate on account of induction or enlistment under federal law, provided the Employee returns to employment with the Employer (or Affiliate) within the period prescribed by federal law during which his re-employment rights are protected by law or, in the absence of such a law, within 90 days from the date his release or discharge from military service is available.

(e) For purposes of paragraphs (a) and (b), a payment shall be deemed to be made by or due from the Employer or an Affiliate regardless of whether such payment is made by or due from the Employer or an Affiliate directly or indirectly through, among others, a trust fund or insurer to which the Employer or an Affiliate contributes or pays premiums, regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(f) For purposes of paragraphs (b) and (c), in the case of an Employee without a regular work schedule, Hours of Service shall be credited based on a daily average of the EmployeeOs Hours of Service otherwise determined under paragraphs (a), (b) and (c) for the 12 months immediately preceding the date of determination, or during his entire employment with the Employer or an Affiliate ending immediately prior to the date of determination if employed by the Employer or an Affiliate for less than 12 months.

(g) To the extent not otherwise provided herein, Hours under this Section shall be calculated and credited pursuant to Sections
2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference.

(h) Hours of Service for a previous employer shall be included to the extent designated in the Adoption Agreement provided, however, if the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.

(i) Hours of Service shall be determined by the Employer from the records determined by it to accurately reflect this information.

(j)  Solely for determining whether a Break in Service, as defined in
Section 3.6, for participation and vesting purposes has occurred in a Computation Year, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this subsection, an absence from work for maternity or paternity reasons means an absence (i) by reason of pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this subsection shall be credited in the Computation Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that year, or in all other cases, in the following Computation Year.

3.24  Integration Level
"Integration Level" shall mean the Compensation amount selected in the Adoption Agreement by an Employer which has selected an integrated formula in the Adoption Agreement.

3.25  Integration Percentage
"Integration Percentage" shall mean the percentage selected in the Adoption Agreement by an Employer which has selected an integrated formula in the Adoption Agreement.

3.26  Investment Manager
"Investment Manager" shall mean any fiduciary of the Plan, other than a Named Fiduciary, who: (a) has the power to manage, acquire or dispose of any assets of the Plan; (b) is registered as an investment advisor under the Investment AdvisorOs Act of 1940, is a bank defined in that Act, or is an insurance company qualified to perform services described in (a) above under the laws of more than one state; (c) has been appointed by the Employer as provided herein; and (d) has acknowledged in writing that it is a fiduciary with respect to the Plan.

3.27  Key Employee
"Key Employee" shall mean, as of any Determination Date, any Employee or former Employee or his Beneficiary who, at any time during the Plan Year (which includes the Determination Date) or during the preceding four Plan Years (the "five-year testing period") is: (a) an officer of the Employer or Affiliate, if such individual's annual Compensation for one or more of the Plan Years during the five-year testing period in which he is an officer exceeds 50% of the applicable dollar limitation under Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends; (b) one of the Employees owning the ten largest percentage interests in the Employer or any Affiliates, taking into account only those Employees whose annual Compensation for one or more such Plan Years of ownership during the five-year testing period exceeds the applicable dollar limitation under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends and who during one or more such Plan Years in the five-year testing period owns more than one-half percent (1/2%) interest in the Employer or any Affiliate; (c) a more than five-percent (5%) owner of the Employer or Affiliate; (d) or a more than one-percent (1%) owner of the Employer or Affiliate whose annual Compensation for one or more Plan Years of ownership during the five-year testing period exceeds $150,000. Annual Compensation means Compensation as defined in Section 415(c)(3) of the Code but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the EmployeeOs gross income under Sections 125, 402(a)(8), 402(h), or 403(b) of the Code. For purposes of determining whether an officer should be considered a Key Employee, no more than 50 Employees or if lesser, the greater of 3 or 10% of all Employees shall be considered an officer. The 10% factor will apply to the greatest number of Employees employed during the five-year testing period by the Employer and any Affiliates. If the maximum number of officers that must be counted is reached, the officers that shall be considered Key Employees shall be those who had the largest Compensation for any Plan Year in which he was an officer in the five-year testing period. For purposes of determining who is one of the 10 largest owners of the Employer or Affiliate, in the event two Employees have the same percentage interest, the Employee having the greater Compensation for any Plan Year of ownership in the five-year testing period shall be considered to own the larger interest for a Plan Year. The constructive ownership rules of Section 318 of the Code (or the principles of that Section, in the case of an unincorporated Employer or Affiliate) will apply to determine ownership in the Employer or Affiliate to the extent provided in Section 416(i)(1) of the Code and the regulations thereunder.

3.28  Leased Employee
"Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least 10 percent of Compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under
Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workers.

3.29  Limitation Year
"Limitation Year" shall mean the 12-consecutive month period designated in Section A.10 of the Adoption Agreement. All qualified plans of the Employer and Affiliates shall utilize the same 12-month period as the Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date which is within the Limitation Year in which the amendment is made.

3.30  Named Fiduciaries
"Named Fiduciaries" shall mean the Employer and the Trustee.

3.31  Non-Key Employee
"Non-key Employee" shall mean any Employee, including a former Key Employee, who does not fall within the definition of a "Key Employee" under Section 3.27.

3.32  Normal Retirement Age
"Normal Retirement Age" shall mean the age designated in the Adoption Agreement. In the event the Employer or Affiliate enforces a mandatory retirement age consistent with applicable laws prohibiting age discrimination, the Normal Retirement Age shall mean such mandatory retirement age if that age is less than the age designated in the Adoption Agreement.

3.33  Normal Retirement Date
"Normal Retirement Date" shall mean the first day of the month after the Participant attains his Normal Retirement Age.

3.34  Owner-Employee
"Owner-Employee" shall mean a Self-Employed individual owning more than 10% of either the capital or profits interest of the Employer or an Affiliate, if the Employer or Affiliate is an unincorporated business.

3.35  Participant
"Participant" shall mean an Employee who has satisfied the requirements for eligibility in the Plan and who has commenced participation in the Plan. An Employee shall cease to be a Participant when he or she is no longer eligible to receive allocations under the Plan and he or she has received a total distribution of his or her account balance.

3.36  Participant's Account
"Participant's Account" shall mean an account established to identify the Participant's share of the Trust Fund. Maintenance of such individual account is for accounting purposes only and segregation of the assets of the Plan shall not be required.

3.37  Plan
"Plan" shall mean the plan of the Employer as incorporated in this plan document and custodial account/trust agreement, including any amendments hereto, and including the provisions of the Adoption
Agreement executed by the Employer.

3.38  Plan Anniversary
"Plan Anniversary" shall mean the day following the plan year-end as designated in the Adoption Agreement.

3.39  Plan Valuation Date
"Plan Valuation Date" shall mean the last day of the Plan Year and the last day of such additional and more frequent intervals as the Employer may select for valuing Plan assets, charging Participants' Account with distributions and allocating gains and losses. The Employer, in its sole discretion, may elect to treat any date in the Plan Year as a Plan Valuation Date if the Employer finds it necessary or desirable in order for Participants' Accounts to fairly reflect each Participant's interest in the Trust Fund.

3.40  Plan Year
"Plan Year" shall mean a consecutive twelve-month period as specified in the Adoption Agreement.

3.41  Profits
"Profits" shall mean net income or net profits as determined by the Employer from the Employer's or Affiliate's books of account in accordance with its customary method of accounting, consistently applied, before any deduction for federal or state income taxes or for contributions hereunder.

3.42  Qualified Joint and Survivor Annuity
"Qualified Joint and Survivor Annuity" shall mean an annuity payable for the life of the Participant with a survivor annuity payable to his surviving spouse which is not less than 50% nor greater than 100% of the amount of the annuity payable during the joint lives of the Participant and such spouse. Unless the Participant elects otherwise, the survivor annuity shall be 50% of the annuity payable during the joint lives of the Participant and his surviving spouse.

3.43  Qualified Preretirement Survivor Annuity
"Qualified Preretirement Survivor Annuity" shall mean an annuity for the life of the Participants' surviving spouse commencing on the date the Participant would have attained his Normal Retirement Age which shall be provided as described in Section 10.3.

3.44  Restated Date
"Restated Date" shall mean the date this Plan document is effective as a replacement for a prior plan document, as specified in Section A.4 of the Adoption Agreement.

3.45  Self-Employed Individual
"Self-Employed" shall mean an individual who is the sole proprietor of the Employer or an adopting Affiliate or an individual who is a partner in the Employer or an adopting Affiliate and who has Earned Income from the Employer or an adopting Affiliate, or would have Earned Income if the Employer or adopting Affiliate had a Profit. The term "Self-Employed" shall include any individual who has been a Self-Employed individual during any prior Fiscal Year.

3.46  Shareholder Employee
"Shareholder Employee" shall mean an Employee or officer who owns, or is considered to own within the meaning of Section 318(a)(1) of the Code, more than 5% of the outstanding stock of the Employer or adopting Affiliate for any Fiscal Year in which the Employer or adopting Affiliate is a Subchapter S corporation.

3.47  Sponsor
"Sponsor" shall mean the entity which is identified in the Adoption Agreement as the Sponsor of the Prototype Plan.

3.48  Top Heavy
"Top Heavy" shall mean a condition of the Plan whereby the Top Heavy Ratio for the Plan, or the Top Heavy Ratio for the required or permissive aggregation group of which the Plan is a part, exceeds 60%. The required aggregation group shall include each qualified plan of the Employer or an Affiliate in which at least one Key Employee participates or has participated at any time during the 5-year period ending on the Determination Date (regardless of whether the Plan has terminated) and any other qualified plan of the Employer or Affiliate which enables a plan in which at least one Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code. The permissive aggregation group shall include the required aggregation group plus any other plan or plans of the Employer or Affiliate which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

3.49  Top Heavy Ratio
"Top Heavy Ratio" shall mean:

(a) If the Employer or an Affiliate maintains one or more defined contributions plans (including any simplified employee pension plan) and the Employer or Affiliate has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the required or permissive aggregation group described in
Section 3.48 is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date, and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

(b) If the Employer or an Affiliate maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer or Affiliate maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date has or has had any accrued benefits, the Top Heavy Ratio for any required or permissive aggregation group described in
Section 3.48 is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date, all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

(c) For purposes of (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder, for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant, (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least 1 Hour of Service with any employer maintaining the plan at any time during the 5-year period ending on the Determination Date, will be disregarded. The present value of a participant's accrued benefit under a defined benefit plan shall be computed using a 5% interest assumption and the 1984 Unisex Pension Mortality Table. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

For purposes of this Section, "valuation date" shall mean the Plan Valuation Date defined herein which falls on the last day of the Plan Year when used with respect to this Plan. With respect to any other plan of the Employer or an Affiliate, "valuation date" shall mean the date on which contributions are credited and gains and losses allocated under a defined contribution plan or the date used for computing Plan costs for minimum funding purposes (regardless of whether a valuation is performed for a year) under a defined benefit plan.

3.50  Trustee
"Trustee" shall mean the corporate or individual Trustee or Trustees who have executed this Plan and any successor Trustees duly appointed as provided herein.

3.51  Vested Interest, Vesting or Vested
"Vested Interest", "Vesting" or "Vested" shall mean a right to a Participant's Account which is nonforfeitable.

3.52  Year of Service
"Year of Service" shall mean a 12-consecutive month period in which an Employee has 1,000 or more Hours of Service or such lesser Hours of Service specified in the Adoption Agreement.

ARTICLE IV Eligibility

4.1  Initial Eligibility
An Employee shall begin participation in the Plan based upon the provisions elected in the Adoption Agreement. An Employee who meets the eligibility requirements but terminates employment prior to entering the Plan shall not enter the Plan. The Plan shall have the entry dates listed in the Adoption Agreement. Notwithstanding the foregoing, an Employee who is in a unit of Employees covered under a collective bargaining agreement between the Employer or Affiliate (or its representatives) and Employee representatives if retirement benefits were the subject of good faith bargaining and if 2 percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9 of the regulations, shall not be eligible to participate in the Plan unless such collective bargaining agreement specifically provides for his participation herein and, provided further, that Employees who are nonresident aliens with no earned income from the Employer which constitutes income from sources within the United States shall not be eligible to participate in the Plan. For purposes of this Section, the term "Employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer or an Affiliate.

4.2  Special Participation Rules for Certain Employees
A Participant who terminates employment with the Employer or an Affiliate and then later returns shall participate in the Plan immediately on the date he returns. An Employee who has satisfied the requirements of Section 4.1 and who terminates employment with the Employer or an adopting Affiliate before commencing participation shall participate: (a) on the entry date coincident with or immediately following the date he is re-employed by the Employer or such Affiliate if he returns to employment with the Employer or such Affiliate on or before the entry date on which he would have commenced participation in the Plan if he had not terminated employment; or (b) immediately if the Employee returns to employment with the Employer or adopting Affiliate after the entry date on which he would have participated in the Plan if he had not terminated employment. An Employee who is not a member of an eligible class of Employees and subsequently becomes a member of an eligible class of Employees shall commence participation in the Plan immediately if he has satisfied the eligibility requirements described in the Adoption Agreement and would have previously become a Participant if he had been in the eligible class.

4.3  Special Rule for Owner-Employees
If this Plan provides for contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and 1 or more other trades or businesses, the plans must, when aggregated as a single plan, satisfy Section 401(a) and (d) for the Employees of this and all other trades or businesses.

If the Plan provides contributions or benefits for 1 or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a Plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or business which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

For purposes of this Section, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together: (a) own the entire interest in an unincorporated trade or business; or (b) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

For the purposes of this Section, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

4.4  Computing Years and Months of Service for Eligibility
Years of Service shall be credited to the applicable Computation Year. Years of Service in the applicable Computation Years shall be taken into account for purposes of determining if an Employee has satisfied the eligibility requirements of Section 4.1. A Month of Service shall be defined as a calendar month in which an Employee completes at least 1 Hour of Service.

4.5  Administrative Requirements
As a condition of participation in the Plan, the Employer may require an Employee to furnish such information as may be reasonably required by the Employer, Trustee or Custodian for the maintenance of records and proper Plan administration.

4.6  Effective Date
If this Plan is a restatement of a previously existing plan, the provisions of this Plan shall become effective as of the later of the Restated Date or the first day of the first Plan Year beginning after December 31, 1988.

4.7  Election Not to Participate
Each Employee shall have, at the time he or she becomes eligible to participate in the Plan, the right to make a one-time irrevocable election not to participate in the Plan.

ARTICLE V Contributions and Allocations

5.1  Funding Policy for Plan Benefits
The benefits under this Plan shall be funded with contributions by the Employer and its adopting Affiliates, if any, and voluntary Employee contributions, rollover contributions and transfer contributions to the extent permitted by the Adoption Agreement and made by the Employees. If the Employer has adopted a Money Purchase Adoption Agreement, Employer contributions shall be reduced by any forfeitures if so elected in the Adoption Agreement. If the Employer has adopted a Profit Sharing Adoption Agreement, forfeitures shall be added to the Employer contributions. In the event Employees of an Affiliate are Participants, the Affiliate shall make contributions to the Plan on the same basis, expressed as a percentage of Compensation, as the Employer, but only for such of its Employees as are Participants in the Plan. Forfeitures arising with respect to an Employee shall be allocated to the ParticipantOs Accounts of all Employees of the Employer and Affiliate.

5.2  Determination of Employer Contributions
If the Employer or any Affiliates execute a Profit Sharing Adoption Agreement, the Employer and such Affiliates shall contribute to the Fund for each Plan Year such amount as the Employer shall determine in its sole discretion without regard to earnings and Profits. In the event the Employer or any Affiliates execute a Money Purchase Adoption Agreement, the Employer and such Affiliates shall contribute to the Fund for each Plan Year the percentage of each Participant's Compensation specified in the Adoption Agreement. In no event shall the Employer or Affiliate contribute an amount such that an allocation or contribution in excess of the maximum amount permitted under
Article VII would be made to any Participant. The Employer and any adopting Affiliates may make their contribution at any time during the Plan Year or within the time prescribed by law for filing their respective federal income tax returns.

5.3 Allocation of Employer Contributions and Adjustments for Gains and Losses Once each Plan Valuation Date, the Employer shall:

(a) Charge each ParticipantOs Account with any distributions which have occurred since the last Plan Valuation Date;

(b)  Value the Fund in a manner that reflects its current fair market value;

(c) Allocate gains and losses of the Fund, exclusive of gains and losses attributable to Participant-directed investments described in
Section 16.12 or 17.14, to each Participant's Account in the ratio that the adjusted balance of each such Participant's Account since the last Plan Valuation Date (excluding Participant-directed investments) bears to the aggregate of all such Participant Accounts. For purposes of this subsection, the "adjusted balance" of a Participant's Account shall be the balance of the Participant's Account since the last Plan Valuation Date, increased by any contributions to the Participant's Account and decreased by any distributions, or it may be determined by the Employer/Plan Administrator in a nondiscriminatory manner, which equitably reflects contribution and distribution activity during the Plan Year. The account balance shall also be adjusted by funds which become or cease to be Participant-directed investments. These amounts shall be prorated based upon the number of days since the last Plan Valuation Date. Gains and losses attributable to Participant-directed investments, as described in Section 16.12 or 17.14 shall be allocated separately to the Participant's Account from which they are derived.

(d) If the Employer has executed a Profit Sharing Adoption Agreement and a basic nonintegrated formula has been selected, credit the Participant's Account of each Participant eligible for an Employer contribution with contributions made by the Employer and Affiliate and forfeitures in the ratio that each Participant's Compensation for the Plan Year bears to the Compensation of all Participants for the Plan Year, subject, however, to the provisions of Section 5.4 if applicable.

(e) If the Plan is Top Heavy and the Employer has executed a Profit Sharing Adoption Agreement and an integrated formula has been selected, credit the Participant's Account for each Participant eligible for an Employer contribution with contributions made by the Employer and Affiliates and forfeitures as follows:

STEP ONE: Contributions and forfeitures will be allocated to each Participant's Account in the ratio that each Participant's Total
Compensation bears to all Participant's Total Compensation, but not in excess of 3%.

STEP TWO: Any contributions and forfeitures remaining after the allocation in Step One will be allocated to each Participant's Account in the ratio that each Participant's Compensation for the Plan Year in excess of the Integration Level bears to the excess Compensation of all Participants but not in excess of 3%.

STEP THREE: Any contributions and forfeitures remaining after the allocation in Step Two will be allocated to each Participant's Account in the ratio that the sum of each Participant's Total Compensation and Compensation in excess of the Integration Level bears to the sum of all Participant's Total Compensation and Compensation in excess of the Integration Level, but not in excess of the profit-sharing maximum disparity rate.

STEP FOUR: Any remaining Employer contributions or forfeitures will be allocated to each Participant's Account in the ratio that each Participant's Total Compensation for the Plan Year bears to all Participants' Total Compensation.

The Integration Level shall be equal to the taxable wage base or such lesser amount elected by the Employer in the Adoption Agreement. The taxable wage base is the maximum amount of earnings which may be considered wages for a year under Section 3121(a)(1) of the Code in effect as of the beginning of the plan year.

Compensation shall mean Compensation as defined in Section 3.8 of the Plan.

The maximum disparity rate varies depending upon the Integration Level chosen in the Adoption Agreement.

1) If the Integration Level is equal to the taxable wage base, the maximum disparity rate is 2.7%.

2) If the Integration Level is equal to $10,000 or 20% of the taxable wage base (if greater), the maximum disparity rate is 2.7%.

3) If the Integration Level is more than 80% but less than 100% of the taxable wage base, the maximum disparity rate is 2.4%.

4) If the Integration Level is not more than 80% of the taxable wage base but greater than the amount described in (2) above, the maximum disparity rate is 1.3%.

If the Plan is not Top Heavy, allocate contributions by beginning at Step 3 and increasing the maximum disparity rate by 3%.

(f) If the Employer has executed a Money Purchase Adoption Agreement and a nonintegrated contribution formula has been selected, credit the Participant's Account for each Participant eligible for an Employer contribution with contributions made by the Employer or Affiliate, reduced by any forfeitures if so elected in the Adoption Agreement, in an amount equal to the percentage of Compensation for the Plan Year specified in the Adoption Agreement, subject, however, to the provisions of Section 5.4 to the extent applicable.

(g) If the Employer has executed a Money Purchase Adoption Agreement and an integrated contribution formula has been selected, credit the Participant's Account for each Participant eligible for an Employer contribution with contributions made by the Employer or Affiliate reduced by only forfeitures, if so elected in the Adoption Agreement in an amount equal to the percentage of Compensation for the Plan Year specified in the Adoption Agreement. If the Employer has elected to allocate forfeitures to Participant's accounts, any forfeitures for the Plan Year shall be allocated to Participant's accounts as described in Section 5.3(d) above. The maximum money purchase disparity rate varies depending upon the Integration Level chosen in the Adoption Agreement.

1) If the Integration Level is equal to the taxable wage base, the maximum disparity rate is 5.7%.

2) If the Integration Level is equal to $10,000 or 20% of the taxable wage base (if greater), the maximum disparity rate is 5.7%.

3) If the Integration Level is more than 80% but less than 100% of the taxable wage base, the maximum disparity rate is 5.4%.

4) If the Integration Level is not more than 80% of the taxable wage base but greater than the amount described in (2), above, the maximum disparity rate is 4.3%.

5.4  Special Minimum Allocations and Contributions
In the event the Plan is Top Heavy for a Plan Year, the following provisions shall apply for such Plan Year, notwithstanding any contrary provisions in this plan:

(a) Any election in the Adoption Agreement limiting Employer contributions to Participants with 1,000 or more Hours of Service for the Plan Year shall not apply.

(b) If the Employer and any Affiliates do not maintain another plan or plans in addition to this Plan, the Employer (or Affiliate) contributions for each Participant eligible for an Employer contribution, plus forfeitures if the Plan is a profit sharing plan, shall be equal to 3% of his Compensation for the Plan Year or, if less, the highest percentage of the first $150,000 of Compensation allocated to a Key Employee. The minimum allocation is determined without regard to any Social Security contribution or elective deferrals or Employer matching contributions if such options are available under the Plan.

(c) In the event the Employer or an Affiliate maintains any other plan in addition to this Plan and if the other plan consists solely of the Bankers Systems, Inc. Nonstandard Money Purchase or Profit Sharing Plan (designated Plan 004-01 and 003-01 respectively) or Bankers Systems, Inc. Standard Money Purchase or Profit Sharing Plan (designated Plan 002-01 and 001-01 respectively) and a Participant participates in both standard or nonstandard Plans, the Employer contribution to the Participant's Account of a Participant who is eligible for an Employer contribution in the Money Purchase Plan shall be at least equal to the lesser of (i) 3% of his Compensation or (ii) the percentage of the first $150,000 of Compensation allocated under both the Profit Sharing and Money Purchase Plans to the Participant's Accounts of the Key Employee whose total allocation and contribution (expressed as a percentage of Compensation) is the highest unless such contribution is otherwise provided under the Plan without regard to this subsection. The minimum allocation is determined without regard to any Social Security contribution.

(d) In the event the Employer or an Affiliate maintains any other plan in addition to this Plan and if such other plan or plans is a defined contribution plan, and a Participant does not participate in such other plan or plans, the allocation of Employer contributions and forfeitures to the Participant's Account of a Participant who is eligible for an Employer contribution shall in no event be less than the amount described in Section 5.4(b) above.

(e) In the event the Employer or an Affiliate maintains any other plan in addition to this Plan and if such other plan or plans is a defined contribution plan in which a Participant also participates other than a Bankers Systems Financial Services plan described in subsection (c), the minimum allocation described in subsection (d) above shall be reduced by the allocation of Employer contributions and forfeitures made to each other plan or plans in which the Participant also participates.

(f) In the event the Employer or an Affiliate maintains any other plan in addition to the Plan and if such other plan or plans include a defined benefit plan in which a Participant does not participate or if the defined benefit plan is not Top Heavy whether or not the Participant participates in such a plan, a Participant who is eligible for Employer contributions shall be entitled to an allocation to his Participant's Account for Employer contributions and forfeitures shall not be less than 3% of his Compensation, reduced by any allocations to the Participant under any other defined contribution plan maintained by the Employer or Affiliate in which the Participant also participates.

(g) In the event the Employer or an Affiliate maintains any other plan in addition to this Plan and if such other plan or plans include a defined benefit plan in which the Participant also participates and such defined benefit plan is also Top Heavy, the allocation of Employer contributions and forfeitures to the Participant's Account of any Participant who is eligible for Employer contributions shall in no event be less than 5% of his Compensation, reduced by the allocation to his account in any other defined contribution plan described in this Section.

(h) Notwithstanding the provisions of subsections (c) through (g), the Employer may provide in Section J. of the Adoption Agreement a method of furnishing the minimum contributions and benefits required by Code Section 416 in the case of multiple plans.

The amount of the minimum allocations described in this Section shall be computed as of the Determination Date.

5.5  Voluntary Employee Contributions
If a Profit Sharing Plan is adopted and the CODA Section is completed the Employer may elect in the Adoption Agreement to allow the Participant to make nondeductible voluntary Employee contributions. The voluntary Employee contributions shall not exceed 10% of the Participant's Compensation. This 10% limit shall be cumulative, taking into account the Participant's aggregate Compensation for all the Plan Years in which he has been a Participant in the Plan. Voluntary Employee contributions shall also be subject to the limitations of
Section 6.9. The rules and procedures established by the Employer, if any, may specify a method for remitting such contributions, including payroll deduction. The rules and procedures may be modified from time to time or rescinded. Qualified voluntary Employee contributions, as defined in Section 219(e)(2) of the Code shall be prohibited. No forfeiture of a ParticipantOs nonvested account balance will occur solely as a result of an Employee's withdrawal of Employee contributions.

By making a voluntary contribution to the Plan, the Participant agrees that he has not designated such contributions as a qualified voluntary Employee contribution and will not claim a deduction from his income tax for such contribution. Voluntary Employee contributions shall be placed in the Employee's Voluntary Contribution Account.

5.6  Rollover Contributions
The Employer may elect in the Adoption Agreement to allow Employees to make, and the Trustee or Custodian to accept, rollover contributions from other qualified plans. Rollover contributions may be accepted on behalf of an Employee notwithstanding that he is not yet eligible to participate in the Plan. If an Employee makes a rollover contribution to the Plan before he becomes a Participant, he shall be treated as a Participant in all respects, except that he shall not be entitled to an allocation of Employer contributions or forfeitures nor may he make voluntary Employee contributions. The rules and procedures established by the Employer, if any, may require the Employee to furnish satisfactory evidence that any proposed rollover to this Plan can properly be made under applicable provisions of the Code.

5.7  Transfer Contributions
The Employer may elect in the Adoption Agreement to allow Employees to make, and the Trustee or Custodian to accept, transfers from other qualified plans. Transfer contributions may be accepted on behalf of an Employee notwithstanding that he is not yet eligible to participate in the Plan. If an Employee makes a transfer to the Plan before he becomes a Participant, he shall be treated as a Participant in all respects, except that he shall not be entitled to an allocation of Employer contributions or forfeitures nor may he make voluntary Employee contributions. The rules and procedures established by the Employer, if any, may require the Employee to furnish satisfactory evidence that any proposed transfer to this Plan can properly be made under applicable provisions of the Code. If any transfer is made from a plan which is subject to the Qualified Joint and Survivor Annuity requirements of Section 9.2, the Employee Transfer Account shall be divided into one or more sub-accounts to identify that portion of the Participant's Account which is subject to the Qualified Joint and Survivor and Qualified Preretirement Annuity requirements of the Plan.

5.8  Special Rule for Leased Employees
Contributions or benefits provided by a leasing organization which are attributable to services performed for the Employer or an adopting Affiliate shall be treated as provided by the Employer or such Affiliate. No contributions need to be provided on behalf of a leased employee if the leased employee is covered by the leasing organization under a money purchase pension plan which provides: (a) a nonintegrated Employer contributions rate of at least 10% of Compensation; (b) immediate participation; and (c) full and immediate vesting. The term "Leased Employee" shall have the meaning provided in
Section 3.28.

5.9  Waiver of Funding Standards
In the event the Employer executed a Money Purchase Plan Adoption Agreement and obtains a waiver of the minimum funding standards for any Plan Year, the Employer shall be considered to have amended this Prototype Plan to create an individually designed plan which must be submitted to the appropriate IRS Key District Office for approval to attain continued reliance.

5.10  Effective Date
If this Plan is a restatement of a previously existing plan, the provisions of Section 5.3 shall become effective as of the later of the Restated Date or the first day of the first Plan Year beginning after December 31, 1988.

ARTICLE VI  Salary Deferral or Cash or Deferred Arrangement

6.1  Applicability
This Article shall apply if the Employer has chosen a cash or deferred arrangement in the Profit Sharing Adoption Agreement.

6.2  Elective Deferrals
As provided in the CODA Section to the Profit Sharing Adoption Agreement an Employee may elect to defer a portion of his or her salary under a salary reduction agreement or elect to defer lump sum payments under a cash or deferred arrangement. Amounts deferred by the Participant shall be contributed to this Plan and allocated to the Participant's Elective Deferral Account. The amount of such Elective Deferrals shall be limited in accordance with the terms of the Adoption Agreement and the provisions of this Article.

A Participant shall be allowed to begin, terminate, or amend a deferral election in accordance with the terms set forth in the CODA Section to the Adoption Agreement. Such election may not be made retroactively. A Participant shall notify the Employer of such election in the form and manner specified by the Plan Administrator.

6.3  Dollar Limit on Elective Deferrals
No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitations contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

6.4  Distribution of Excess Elective Deferrals
Excess Elective Deferrals shall mean those Elective Deferrals that are includible in a ParticipantOs gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before the date specified in the Adoption Agreement of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

Notwithstanding any other provisions of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

Determination of income or loss: Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of:
(1) income or loss allocable to the ParticipantOs Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the ParticipantOs Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

6.5  Average Deferral Percentage Test
The Actual Deferral Percentage (hereinafter OADPO) for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(a) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25; or

(b) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Nonhighly Compensated Employees by more than two (2) percentage points.

(c)  Special Rules:

(i) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(ii)  In the event that this Plan satisfies the requirements of
Section 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirement of such Sections of the Code only if aggregated with this plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

(iii) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Nonelective Contributions, or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Nonelective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

(iv) For purposes of determining the ADP test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching
Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

(v) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

(vi) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(vii) For purposes of calculating Average Deferral Percentages for purposes of the ADP Test, the Employer shall take Qualified Matching Contributions and Qualified Nonelective Contributions into account in amounts necessary to meet the ADP Test. The amount and type of contribution to include shall be determined by the Employer.

6.6  Distribution of Excess Contributions
"Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

(a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 21/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each family member that is combined to determine the combined ADP.

Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

Determination of Income or Loss: Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (1) income or loss allocable to the Participant's Elective Deferral account (and, if applicable, the Qualified Nonelective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Accounting for Excess Contributions: Excess Contributions shall be distributed from the Participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

6.7  Recharacterization of Excess Contributions
A Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Employee Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

6.8  Matching Contributions
Matching Contributions will be made by the Employer to match Elective Deferrals if such option is chosen in the CODA Section to the Adoption Agreement. If Qualified Matching Contributions are elected, those contributions are fully vested when made. If Nonqualified Matching Contributions are elected, these contributions shall be vested in accordance with the vesting provisions generally applicable to Employer contributions. In any event, Matching Contributions shall be fully vested at Normal Retirement Age, upon the complete or partial termination of the profit-sharing plan, or upon the complete discontinuance of Employer contributions.

Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be allocated to Participants' Accounts or used to reduce Employer matching contributions as described in the CODA
Section to the Adoption Agreement.

6.9 Limitations on Employee Contributions and Matching Contributions Any contribution that exceeds the amount allowed under the ACP test will not be allocated to any participantOs accounts.

The Average Contribution Percentage (ACP) for Participants who are Highly Compensated Employees for each Plan Year and the ACP for
Participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(a) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25; or

(b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly
Compensated Employees does not exceed the ACP for Participants who are Nonhighly Compensated Employees by more than two (2) percentage points.

Special Rules:

1) Multiple Use: If 1 or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP or ACP of the Nonhighly Compensated Employees.

2) For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(m) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan.

If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

3) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

4) For purposes of determining the Contribution Percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participants shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

5) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

6) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

7) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

6.10  Distribution of Excess Aggregate Contributions
Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules shall be allocated among the family members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the combined ACP. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

"Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

(a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess
Elective Deferrals pursuant to Section 6.4 and then determining Excess Contributions pursuant to Section 6.6.

Determination of Income or Loss: Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the Participant's Employee Contribution account, Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

Forfeitures of Excess Aggregate Contributions: Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of Nonhighly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer in Section D.4 of the Adoption Agreement.

Accounting for Excess Aggregate Contributions: Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Nonelective Contribution account or Elective Deferral account, or both).

6.11  Qualified Nonelective Contributions
The Employer may elect to make Qualified Nonelective Contributions under the Plan on behalf of Employees as provided in the Adoption
Agreement.

In addition, in lieu of distributing Excess Contributions as provided in Section 6.6 of the Plan, or Excess Aggregate Contributions as provided in Section 6.10 of the Plan, and to the extent elected by the Employer in the Adoption Agreement, the Employer may make Qualified Nonelective Contributions on behalf of Nonhighly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

If Qualified Nonelective Contributions are made to the Plan, these contributions shall be allocated to the accounts of all Participants or only Nonhighly Compensated Participants (as elected in the Adoption Agreement) in the ratio that each Participant's Compensation bears to the total Compensation of all Participants sharing in the forfeiture.

6.12  Nonforfeitability
The Participant's accrued benefit derived from Elective Deferrals, Qualified Nonelective Contributions, Employee Contributions, and Qualified Matching Contributions is nonforfeitable. Separate accounts for Elective Deferrals, Qualified Nonelective Contributions, Employee Contributions, Matching Contributions, and Qualified Matching Contributions will be maintained for each Participant. Each account will be credited with the applicable contributions and earnings thereon.

6.13  Limitations on Distributions
Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his or her beneficiary or beneficiaries, in accordance with such Participant's or beneficiary or beneficiaries election, earlier than upon separation from service, death, or disability.

Such amounts may also be distributed upon:
(a) Termination of the Plan without the establishment of another defined contribution plan.

(b) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section
409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

(c) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

(d) The attainment of age 59 1/2 in the case of a profit-sharing plan.

(e) The hardship of the Participant as described in Section 6.14, if so elected in the CODA Section to the Adoption Agreement.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code.

6.14  Hardship Distributions
Distribution of Elective Deferrals (and earnings credited to a ParticipantOs Account as of the end of the last Plan Year ending before July 1, 1989) may be made to a Participant in the event of hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in Sections 401(a)(11) and 417 of the Code.

Special Rules:

(a) The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

(b) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

1) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

2) All plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee Contributions) will be suspended for twelve months after the receipt of the hardship distribution;

3) The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

4) All plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee's Elective
Deferrals for the taxable year of the hardship distribution.

6.15  Definitions
For purposes of this Article, the following definitions apply:

(a) "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in
Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B), any eligible deferred Compensation plan under Section 457, any plan as described under Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions.

(b)  "Qualified Matching Contributions" shall mean Matching
Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made.

(c) "Qualified Nonelective Contributions" shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

(d) "Actual Deferral Percentage" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test if satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Nonelective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

(e) "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the ADP of the Nonhighly Compensated Employees for the Plan Year or the ACP of Nonhighly Compensated Employees under the Plan subject to Section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200 percent or two plus the lesser of such ADP or ACP.

(f) "Average Contribution Percentage" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

(g) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

(h) "Contribution Percentage Amounts" shall mean the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contributions Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. If the Employer elects to make Qualified Nonelective contributions to the Plan, these Qualified Nonelective contributions (to the extent not taken into account for the ADP test) shall be included in an amount necessary to pass the Average Contribution Percentage test and to meet the nondiscrimination requirements of
Section 401(a)(4) of the Code. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

(i) "Eligible Participant" shall mean any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee Contributions are made.

(j) "Employee Contribution" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

(k) "Matching Contribution" shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

ARTICLE VII Limitation on Allocations

7.1  Limitation
If a Participant does not participate in, and has never participated in, another qualified plan or welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer or an Affiliate, or an individual medical account, (as defined in Section 415(l)(2) of the Code) maintained by the Employer, which provides an Annual Addition as defined in Section 7.5, the amount of Annual Additions which may be credited to a Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to a Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

7.2  Disposition of Excess Amount
If pursuant to Section 7.1 or as a result of the allocation of forfeitures, there is an Excess Amount, the excess will be disposed of as follows:

(a) Any Elective Deferrals (within the meaning of Section 402(g) of the Code) or nondeductible voluntary Employee contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant;

(b) If after the application of paragraph (a) an Excess Amount still exists, and the Participant is covered by the Plan at the end of a Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

(c) If after the application of paragraph (a) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

(d) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Plan's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer contributions or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

7.3  Limitation if Other Plans
If, in addition to this Plan, the Employer or Affiliate maintains any other qualified Regional Prototype defined contribution plan, welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(l)(2) of the Code), which provides an Annual Addition as defined in Section 7.5, the amount of Annual Additions which may be credited to a Participant's Account under this Plan for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount, reduced by the Annual Additions credited to a Participant's Account under such other plans, welfare benefit funds, or individual medical accounts for the same Limitation Year, or any other limitation in this Plan. If the Annual Additions with respect to the Participant under all other qualified defined contribution plans and welfare benefit funds maintained by the Employer or Affiliates are less than the Maximum Permissible Amount and the contribution that would otherwise be allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be allocated to the Participant's Account under this Plan for the Limitation Year. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount in the manner described in Section 7.1. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year. If, pursuant to this Section, or as a result of allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans result in an Excess Amount, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on a Valuation Date of this Plan which coincides with a Valuation Date of another plan, the Excess Amount attributed to this Plan will be the product of,

(a)  the total Excess Amount allocated as of such date, times

(b) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan, to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Regional Prototype defined contribution plans.

Any Excess Amount attributed to this Plan will be disposed in the manner described in Section 7.2. If the Employer also maintains another qualified plan in addition to this Plan and such other plan is not a Regional Prototype Plan, Annual Additions which may be credited to any ParticipantOs Account under this Plan for any Limitation Year will be limited in accordance with this Section as though such other Plan was a Regional Prototype Plan unless the Employer provides other limitations in the Adoption Agreement.

7.4  Limitations - Defined Benefit Plans
If the Employer maintains, or at any time maintained, a qualified defined benefit plan which covered any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any Limitation Year. The Annual Additions credited to any such Participant's Account under this Plan in any Limitation Year shall be limited as provided in
Section I of the Adoption Agreement.

7.5  Definitions
For purposes of this Article and Section I of the Adoption Agreement only, the following terms shall have the meanings ascribed to them:

(a) "Annual Additions" shall mean the sum of the following amounts credited to a Participant's Account for the Limitation Year:

(i)  Employer contributions;

(ii)  Forfeitures; and

(iii)  Employee contributions.

For this purpose, any Excess Amount applied under Section 6.2 and 7.2 in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year. Amounts allocated for Limitation Years beginning after March 31, 1985 to an individual medical account, as defined in Section 415(l)(1) of the Code, which is part of a pension or annuity plan maintained by the Employer or Affiliate, shall be treated as Annual Additions to a defined contribution plan. In addition, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post retirement medical benefits allocated to the separate account of a Key Employee, (as defined in Section 419A(d)(3) of the Code), under a welfare benefit fund (as defined in Section 419(e) of the Code), maintained by the Employer or an Affiliate, are treated as Annual Additions to a defined contribution plan.

(b) "Compensation" shall mean a Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, Compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

(i) Employer contributions to a plan of deferred Compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred Compensation;

(ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in
Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

For purposes of applying the limitations of this Article, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in Section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made.

(c) "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the sum of the Participant's annual benefit under all the defined benefit plans (whether or not terminated) maintained by the Employer or an Affiliate, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140% of the highest average Compensation, including any adjustments under Section 415(b) of the Code.

Notwithstanding the above, if the Participant was a Participant, as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer or Affiliate which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the Projected Annual Benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

(d) "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, [including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds maintained by the Employer or an Affiliate (as defined in Section 419(e) of the Code), and individual medical accounts (as defined in Section 415(l)(2) of the Code), maintained by the Employer], and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer or Affiliate (regardless of whether a defined contribution plan was maintained by the Employer or Affiliate). The maximum aggregate amount in any Limitation Year is the lesser of 125% of the dollar limitation determined under Sections 415(b) and (d) of the Code (in effect under Section 415(c)(1)(A) of the Code) or 35% of the Participant's Compensation for such year.

If the Employee was a Participant, as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer or Affiliate which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the first day of the first Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

(e) "Employer" shall mean the Employer that adopts this Plan and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or Affiliated service groups (as defined in Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

(f) "Excess Amount" shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(g)  "Highest Average Compensation" shall mean the average
Compensation for the three consecutive years of service with the Employer that produces the highest average. A year of service with the Employer is the 12-consecutive month period defined in Section 3.52.

(h) "Limitation Year" shall mean a calendar year, or the 12-consecutive month period elected by the Employer in Section A.10 of the Adoption Agreement. All qualified plans maintained by the employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(i) "Regional Prototype" plan shall mean a plan the form of which is the subject of a favorable notification letter from the Internal
Revenue Service.

(j)  "Maximum Permissible Amount" shall mean the maximum Annual
Addition that may be contributed or allocated to a ParticipantOs
Account under the Plan for any Limitation Year and shall not exceed the lesser of:

(i)  the defined contribution dollar limitation, or

(ii)  25 percent of the ParticipantOs Compensation for the Limitation
Year.

The Compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short Limitation Year
       __________________________________
                       12

(k) "Defined Contribution Dollar Limitation" shall mean $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

(l) "Projected Annual Benefit" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:

(i) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

(ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

ARTICLE VIII Retirement, Disability Benefits and In-Service Withdrawals

8.1  Normal Retirement Date
A Participant who has attained the Normal Retirement Age specified in the Adoption Agreement, shall be entitled to a distribution of the value of his Participant's Account. Such distribution shall be made at the time and in the manner described in Articles X and XI.

8.2  Disability
A Participant who becomes Disabled shall have a 100% Vested Interest in his Participant's Account and shall be entitled to a distribution of his Participant's Account at the time and in the manner described in Article IX. The Employer shall determine whether a Participant is Disabled based on such evidence as it deems appropriate. A determination of Disability by the Employer shall not constitute any warranty or assurance by the Employer that a distribution can be made to a Participant free from the penalty on premature distributions described in Section 72(t) of the Code.

8.3  Postponed Retirement
A Participant may elect to postpone his retirement beyond his Normal Retirement Date, unless the Employer imposes a mandatory retirement date consistent with applicable law. Distribution of the Participant's Account shall be made at the time and in the manner described in
Article X.

8.4  In-Service Withdrawals
If the Employer has executed the Nonstandard Profit Sharing Adoption Agreement #003 and the Employer permits in-service withdrawals, a Participant who is not otherwise eligible for a distribution from the Plan may elect to receive a distribution of all or a part of the vested portion of his Participant's Account (excluding amounts attributable to Employee elective contributions to a cash or deferred arrangement). A Participant may withdraw only those amounts which have been in the Participant's Account for at least two (2) full Plan Years.

Any withdrawal under this Section 8.4 shall be subject to the requirements of Article X.

8.5  Qualified Domestic Relations Orders
Notwithstanding any language in the Plan to the contrary, the Plan Administrator may direct the Trustee or Custodian to distribute funds subject to a qualified domestic relations order as soon as reasonably practical after the Plan Administrator determines that the order is qualified. These funds may be distributed although the Participant has not otherwise reached an event of distribution under the Plan.

ARTICLE IX Vesting and Termination of Employment

9.1  ParticipantOs Vested Interest
A Participant shall always have a 100% Vested Interest in his Employee Voluntary Contribution Account, Employee Rollover Account and Employee Transfer Account. He shall also have a 100% Vested Interest in his entire Participant's Account upon reaching his Normal Retirement Age and upon death. Upon termination of employment for any reason other than death, disability or retirement, a Participant shall have a Vested Interest in that portion of his ParticipantOs Account attributable to Employer or Affiliate contributions in accordance with the vesting schedule elected in the Adoption Agreement; provided, however, that in the event that a nonstandardized plan is adopted (Adoption Agreements 003 and 004) and the Plan becomes Top Heavy for any Plan Year, the vesting schedule shall be as elected in Section D.3 or E.3 of the Adoption Agreement. The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan becomes top-heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top-heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become top-heavy and such Employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this Section. In the event the Plan subsequently becomes Non-Top Heavy after being Top Heavy, the vesting schedule selected in Section D.1 or
E.1 shall become the vesting schedule for the Plan, subject, however, to the restrictions of Section 15.3 as it relates to amendments affecting vesting.

9.2  Computing Years of Service for Vesting
An Employee who completes 1,000 or more Hours of Service during the applicable Computation Year shall be credited with a Year of Service for Vesting. All of a Participant's Years of Service for Vesting shall be taken into account for the purpose of computing his Vested Interest except that:

(a) Years of Service prior to age 18 (or age 22 for Plan Years beginning before January 1, 1985) and prior to the Effective Date of the Plan shall not be taken into account to the extent excluded in the Adoption Agreement; and

(b) Years of Service after a period of 5 consecutive 1-year Breaks in Service shall not be required to be taken into account for the purposes of determining a Participant's Vested Interest in that portion of his Participant's Account in which he was not Vested which accrued prior to such Breaks in Service, but both such pre-break and post-break Years of Service shall be taken into account for the purpose of computing the Participant's Vested Interest in that portion of his Participant's Account which accrues after such Breaks in Service. Both accounts will share in the earnings and losses of the fund.

In the case of a Participant who does not have 5 consecutive 1-year Breaks in Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break Employer-derived account balance.

9.3  Distribution of Vested Interest
If an Employee terminates service, and the value of the Employee's vested account balance derived from Employer and Employee contributions is not greater than $3,500, if the Employer so elects in the Adoption Agreement, the Employee will receive a distribution of the value of the entire vested portion of such account balance and the nonvested portion will be treated as forfeiture. For purposes of this Section, if the value of an Employee's vested account balance is zero, the Employee shall be deemed to have received a distribution of such vested account balance. A Participant's vested account balance shall not include accumulated deductible Employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

If an Employee terminates service, and elects, in accordance with the requirements of Articles X and XI, to receive the value of the Employee's vested account balance, the nonvested portion will be treated as a forfeiture. If the Employee elects to have distributed less than the entire vested portion of the account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer derived account balance.

If an Employee receives or is deemed to receive a distribution pursuant to this Section and the Employee resumes employment covered under this Plan, the Employee's Employer-derived account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs 5 consecutive 1-year breaks in service following the date of the distribution. If an Employee is deemed to receive a distribution pursuant to this Section, and the Employee resumes employment covered under this Plan before the date the Participant incurs 5 consecutive 1-year breaks in service, upon the reemployment of such Employee, the Employer-derived account balance of the Employee will be restored to the amount of the date of such deemed distribution.

9.4  Declaration of Forfeitures
In addition to a case where a forfeiture arises under Section 9.3 as a result of a cash out, a forfeiture of the ParticipantOs nonvested interest in his Participant's Account shall also occur if the Participant terminates employment with the Employer and all Affiliates and incurs 5 consecutive 1-year Breaks in Service.

9.5  Effective Date
If this Plan is a restatement of a previously existing plan, the vesting schedule chosen in the Adoption Agreement shall be effective as of the later of the Restated Date or the first day of the first Plan Year beginning after December 31, 1988.

ARTICLE X  Joint and Survivor and Preretirement Survivor Annuity
Requirements

10.1  Application of Article
In the event this Article applies to the Plan, it shall take precedence over all conflicting provisions. Without limiting the generality of the foregoing, in the event this Article applies to this Plan, it shall take precedence over any conflicting provision of Articles VIII, IX, XI, XII and XIII. This Article will apply only if this Plan is a money purchase pension plan, a target benefit plan or this plan is determined to be a direct or indirect transferee of a defined benefit plan, a money purchase pension plan (including a target benefit plan), or a stock bonus plan or profit sharing plan, or any other plan which is itself a direct or indirect transferee, where the transferor plan provided for the payment of benefits in the form of a life annuity to the Participant, provided the funds were transferred to this Plan effective on or after January 1, 1985. If the provisions of this Article are applicable, they shall apply to any Participant who is credited with at least one Hour of Service on or after August 23, 1984, and such other Participants as provided in
Section 10.7. If otherwise applicable, the provisions of this Article shall apply only to the sub-account of the Employee Transfer Account attributable to the transfers described in this Section. In the event a separate sub-account has not been established, the provisions of this Article shall apply to the entire Participant's Account of each Participant who participated in the transferor plan.

10.2  Qualified Joint and Survivor Annuity
Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Interest in the portion of his Participant's Account subject to this Article shall be paid in the form of a Qualified Joint and Survivor Annuity. If a Participant is not married, his Vested Account Balance shall be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

10.3  Qualified Preretirement Survivor Annuity
Unless an optional form of benefit has been selected pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date then the Participant's Vested Account Balance to the extent subject to this Article shall be applied toward the purchase of an annuity for the life of the Surviving Spouse, if any. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

10.4  Definitions

(a) "Earliest Retirement Age" shall mean the earliest date on which, under the Plan, the Participant could elect to receive benefits hereunder.

(b) "Election Period" shall mean the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the balance of the Participant's Account as of the date of termination of employment, the Election Period shall begin on the date of termination of employment.

A Participant who will not attain the age of 35 by the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of the election and ending on the first day of the Plan Year in which the Participant will attain age 35. This election shall not be valid unless the Participant receives a notice similar to the notice for Qualified Preretirement Survivor Annuities described in
Section 10.5. If a Participant makes this special Qualified Election prior to age 35, Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article.

(c) "Qualified Election" shall mean a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Annuity shall not be effective unless: (i) the Participant's spouse consents in writing to the election; (ii) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent);
(iii) the spouse's consent acknowledges the effect of the election; and (iv) the spouse's consent is witnessed by a Plan representative or a notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under this provision (or establishment that the consent of the spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 10.5 below.

(d) "Qualified Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Interest in the portion of his Participant's Account which is subject to this Article. The percentage for the survivor portion of the Qualified Joint and Survivor Annuity shall be as elected by the Participant in writing during the Election Period. If no such election is made, the percentage shall be 50%.

(e) "Spouse (Surviving Spouse)" shall mean the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the Spouse or the Surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

(f) "Qualified Preretirement Survivor Annuity" shall mean a life annuity payable to the Spouse on the Participant's death and which is in an amount which can be purchased with the Participant's Vested
Account Balance which is subject to this Article.

(g) "Annuity Starting Date" shall mean the first day of the first period for which an amount is paid as an annuity or any other form.

(h) "Vested Account Balance" shall mean the aggregate value of the Participant's vested account balances derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Article shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

10.5  Notice Requirements
In the case of a Qualified Joint and Survivor Annuity as described in
Section 10.2, the Employer shall no less than 30 days and no more than 90 days prior to the Annuity Starting Date provide each Participant, within a reasonable period prior to the commencement of benefits, a written explanation of: (a) the terms and conditions of a Qualified Joint and Survivor Annuity; (b) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (c) the rights of a Participant's Spouse; and
(d) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. In the case of a Qualified Preretirement Survivor Annuity, as described in
Section 10.3, the Employer shall provide each Participant within the applicable period, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of this Section applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after this Article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and (iii) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)- 11(c) of the Income Tax Regulations is given, provided that:

(a) the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(b) the participant, after receiving the notice, affirmatively elects a distribution.

10.6  Safe Harbor Rules

10.6.1 This Section shall apply to a Participant in a profit-sharing plan, and to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible Employee contributions, as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied: (a) the Participant does not or cannot elect payments in the form of a life annuity; and (b) on the death of a Participant, the Participant's vested account balance will be paid to the Participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has consented in a manner conforming to a qualified election, then to the Participant's designated beneficiary. The surviving spouse may elect to have distribution of the vested account balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Section 10.6 shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of
Section 401(a)(11) and Section 417 of the Code. If this Section 10.6 is operative, then the provisions of this Article, other than Section 10.7, shall be inoperative.

10.6.2 The Participant may waive the spousal death benefit described in this Section at any time provided that no such waiver shall be effective unless it satisfies the conditions described in Section 10.4(c) (other than the notification requirement) that would apply to the Participant's waiver of the Qualified Preretirement Survivor Annuity.

10.6.3 For purposes of this Section 10.6, vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate account balance attributable solely to accumulated deductible Employee contributions within the meaning of Section 72(o)(5)(B) of the Code. In the case of a profit sharing plan, vested account balance shall have the same meaning as provided in Section 10.4(h).

10.7  Transitional Rules
Notwithstanding the general effective dates provided in this Plan and this Article, the provisions of this Article shall also apply to the Participants described in this Section.

(a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous Sections of this Article must be given the opportunity to elect to have the prior Sections of this Article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of vesting service when he or she separated from service.

(b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan, or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with subsection (d) of this Section.

(c) The respective opportunities to elect (as described in subsections (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said
Participants.

(d) Any Participant who has elected pursuant to subsection (b) of this Article and any Participant who does not elect under subsection
(a) or who meets the requirements of subsection (a) except that such Participant does not have at least 10 Years of Service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(i)  Automatic joint and survivor annuity.

If benefits in the form of a life annuity become payable to a married Participant who:

(1)  begins to receive payments under the Plan on or after Normal
Retirement Age; or

(2) dies on or after Normal Retirement Age while still working for the Employer; or

(3) begins to receive payments on or after the qualified early retirement age; or

(4) separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under their Plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

(ii) Election of early survivor annuity. A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

(iii)  For purposes of this subsection (d);

(1) Qualified early retirement age is the latest of: (A) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits, (B) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or (C) the date the Participant begins participation.

(2) Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in Section 10.4(c).

10.8  Cash Out for Small Amounts
If an Employee terminates service, and the value of the Employee's vested account balance derived from Employer and Employee contributions is not greater than $3,500, if the Employer so elects in the Adoption Agreement, the Employee will receive a distribution of the value of the entire vested portion of such account balance and the nonvested portion will be treated as a forfeiture. For purposes of this Section, if the value of an Employee's vested account balance is zero, the Employee shall be deemed to have received a distribution of such vested account balance. A Participant's vested account balance shall not include accumulated deductible Employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

If an Employee terminates service, and elects, in accordance with the requirements of Section 10.4(c), to receive the value of the EmployeeOs vested account balance, the nonvested portion will be treated as a forfeiture. If the Employee elects to have distributed less than the entire vested portion of the account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer-derived account balance.

If an Employee receives or is deemed to receive a distribution pursuant to this Section and the Employee resumes employment covered under this Plan, the Employee's Employer-derived account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs 5 consecutive 1-year breaks in service following the date of the distribution.

10.9  Requirements Relating to Life Insurance
If the provisions of this Article apply and life insurance has been purchased for the Participant's benefit under the Plan, the Trustee (or Employer in the case of a Plan which utilizes a Custodian) shall, as owner of the policy, name a Beneficiary and select a settlement option which provides for payment in the form of a Qualified Joint and Survivor Annuity, as applicable, if payment in such form is required by the provisions of this Article.

10.10  Purchase of Annuity Contracts
The Employer shall direct the Trustee or Custodian, whichever is applicable, as to the purchase of any annuity contract under this Article. The annuity contract shall be purchased from a legal reserve life insurance company qualified to do business in the state where the Plan is located. The Employer shall direct the purchase of an annuity contract based on such considerations as the Employer, in its sole discretion, and in a nondiscriminatory manner, deems appropriate.

10.11  Restrictions on Immediate Distribution

If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 10.1 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance will, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the
Code) within the same controlled group. An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible Employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

ARTICLE XI  Manners of Distribution - Lifetime Payments

11.1  Applicability of This Article
Provisions of this Article relating to optional forms of benefit shall apply to all plans unless the plan is a money purchase or target benefit plan or if the provisions of Article X otherwise apply. The provisions of this Article relating to optional forms of benefit shall also apply if the provisions of Article X do apply but the Participant has elected to waive the Qualified Joint and Survivor Annuity as provided under Article X.

11.2  Optional Modes of Distribution
Upon a ParticipantOs retirement, Disability or termination of employment, he or she shall be entitled to elect to have the Vested Interest in his Participant's Account paid to him in one of the following ways:

(a)  In a lump sum;

(b)  In two or more annual installments;

(c) By the purchase by the Trustee or Custodian and distribution of a single premium nontransferable annuity contract; provided, however, that no annuity may be purchased which provides benefits conditioned on the survival of any person; or

(d) A combination of the methods specified in subsections (a), (b) and (c) above.

Notwithstanding an election by a Participant or the requirements of
Article X, the Employer may elect in the Adoption Agreement to distribute the Participant's Vested Interest in his Participant's Account in a lump sum if such Vested Interest is $3,500 or less and the distribution is made before the payment of the Participant's benefit begins. In the event the balance of the Participant's Account attributable to Employer contributions exceeds $3,500, or the payment of the Participant's benefit has commenced, the Employer may distribute the Participant's Vested Interest in his Participant's Account only with the written consent of the Participant and, in the event the Plan is subject to the requirements of Article X, the consent of his spouse, or where the Participant has died, the written consent of the Beneficiary alone. If the Participant is not 100% Vested in his Participant's Account, the distribution shall be subject to the provisions of Section 9.3.

11.3  Commencement of Benefits
In the case of retirement or Disability, the Participant shall be entitled to elect the date on which benefits are to be paid or commence, subject to the provisions of this Section and Article XIV. In the case of termination of employment for reasons other than death, Disability or retirement, the payment of benefits may be deferred until the Participant's Normal Retirement Date or his earlier death or Disability if the Employer has so elected in the Adoption Agreement. If a Participant separates from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

11.4  Limitations on Commencement of Benefits
Unless the Participant elects otherwise, benefits shall commence no later than 60 days after the close of the Plan Year in which the latest of the following events occur: (a) the date the Participant attains his Normal Retirement Age, (b) the tenth anniversary of the Plan Year in which he commenced participation in the Plan, or (c) the date he terminates employment with the Employer (and any Affiliates). In the event a Participant's consent or, the consent of his spouse or Beneficiary is necessary before a distribution can be made, the failure to provide such consent shall be considered an election to defer the commencement of benefits.

Regardless of an election by the Participant or the Employer, the distribution of benefits must commence no later than the April 1 following the calendar year in which the Participant attains age 701/2 and the amount of each year's distribution must meet the requirements of Article XIV.

11.5  Cash or in Kind Distributions
All distributions under the Plan shall be in cash unless the Employer determines to make and the Participant agrees to accept distributions in kind. If in kind, the value of the assets distributed shall be determined by the Employer in its sole discretion and shall be valued at their fair market value on the date of distribution or as near thereto as is practicable.

11.6  Election and Claim Procedure
Elections required or permitted to be made by a Participant or Beneficiary shall follow the form and procedures prescribed by the Employer. The Employer shall notify a Participant in writing within
(90) days of his written application for benefits of his eligibility or noneligibility for benefits under the Plan. If the Employer determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (a) the specific reasons for such denial, (b) a specific reference to the provision of the Plan on which the denial is based, (c) a description of any additional information or material necessary for the claimant to perfect his claim, and a description of why it is needed, and (d) an explanation of the Plan's claim review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have his claim reviewed. If the Employer determines that there are special circumstances requiring additional time to make a decision, the Employer shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period. If a Participant is determined by the Employer to be not eligible for benefits, or if the Participant believes that he is entitled to greater or different benefits, he shall have the opportunity to have his claim reviewed by the Employer by filing a petition for review with the Employer within
(60) days after receipt by him of the notice issued by the Employer. Said petition shall state the specific reasons the Participant believes he is entitled to benefits or greater or different benefits. Within (60) days after receipt by the Employer of said petition, the Employer shall afford the Participant (and his counsel, if any) any opportunity to present his position to the Employer orally or in writing, and said Participant (or his counsel) shall have the right to review the pertinent documents, and the Employer shall notify the Participant of its decision in writing within said (60) day period, stating specifically the basis of said decision written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the (60) day period is not sufficient, the decision may be deferred for up to another (60) day period at the election of the Employer, but notice of this deferral shall be given to the Participant.

In the event of the death of a Participant, the same procedure shall be applicable to his Beneficiaries.

11.7  Annuities
Any annuity contract distributed by the Plan under the provisions of this Article or any other Articles shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

11.8  Direct Rollovers

11.8.1 This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

11.8.2  Definitions

(a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributeeOs designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

(b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE XII Death Benefits

12.1  Applicability of This Article
Provisions of this Article relating to designations of Beneficiary and optional modes of distribution upon death shall apply to all plans unless the plan is a money purchase or target benefit plan or if the provisions of Article X otherwise apply. These provisions shall also apply if the Qualified Preretirement Survivor Annuity was waived by the Participant in accordance with Article X prior to the date of death or by the Participant's Spouse after the date of death.

12.2  Designation of Beneficiary
Subject to the provisions of Article X, distribution upon the death of a Participant shall be made to the person or persons designated in a written Beneficiary designation signed by the Participant and filed with the Employer prior to the Participant's death. The Beneficiary designation may be revoked or modified by filing a new designation with the Employer any time before the Participant's death. Notwithstanding the foregoing, in the case of a Participant who has at least one Hour of Service on or after August 23, 1984, if the Participant is married on the date of his death, the Participant's Spouse on the date of his death shall be the Participant's Beneficiary (both under the Plan and under any life insurance contracts held under the Plan for the Participant's benefits) regardless of the designation made by the Participant, unless such Spouse consents to any designation or revocation of a designation which has the effect of naming someone other than such Spouse as a Beneficiary. Such consent:

(a)  Shall be in writing;

(b)  Shall be signed by such Spouse;

(c) Shall acknowledge the effect of the designation made by the Participant; and

(d)  Shall be witnessed by a Plan representative or notary public.

The consent of the Participant's Spouse, if required, shall extend only to the specific Beneficiary or Beneficiaries and the method of distribution described in the designation to which the consent applies. If the Participant establishes to the satisfaction of a Plan representative that such written consent cannot be obtained because the Participant is not married or his Spouse cannot be located, no such consent shall be required. Any consent obtained under this Section shall not be valid with respect to any other spouse.

12.3  Optional Modes of Distribution Upon Death
Subject To Article X, if a Participant dies before benefits have commenced, distribution of his entire Participant's Account, plus the face value of any life insurance held for the Participant's benefit which is in excess of such life insurance contract's cash value, shall be made to his Beneficiary in one of the following ways:

(a)  In a lump sum;

(b)  In two or more annual installments;

(c) By the purchase by the Trustee or Custodian and distribution of a single premium nontransferable annuity contract; provided, however, that no annuity may be purchased which provides benefits conditioned on the survival of any person; or

(d) A combination of the methods specified in subsections (a), (b) and (c) above.

Notwithstanding an election by a Participant (or his Beneficiary) or the requirements of Article X, the Employer may distribute the balance of the Participant's Account in a lump sum if benefits have not otherwise commenced and if the Participant's Vested Interest in his ParticipantOs Account is $3,500 or less. If such Vested Interest is more than $3,500, or benefits have already commenced, distribution in a lump sum may be made only with the written consent of the Participant's Beneficiary.

The election of a method of distribution shall be made by the Participant in a written designation filed with the Employer before his death in accordance with Section 10.4(c). If no written designation is made by the Participant, the Beneficiary shall elect the method of distribution.

12.4  Disclaimer by Beneficiary
A Beneficiary shall be entitled to disclaim all or any portion of the distribution payable under this Article. In the event such a disclaimer is made, the disclaimed amount shall be payable in the manner specified in the Participant's Beneficiary designation or, if not so specified, to the remaining Beneficiary or Beneficiaries as if the disclaiming Beneficiary died on the date before the date of the Participant's death. A Beneficiary who disclaims any distribution shall not have any power of appointment over the amount disclaimed nor any other power of any nature to direct or control the disposition of the disclaimed amount.

ARTICLE XIII Withdrawals and Loans

13.1  Hardship Withdrawals
Upon the application of any Participant, if so elected in the Adoption Agreement, the Employer in accordance with its uniform, nondiscriminatory policy and based on the standards of this Section, may permit such Participant to make a withdrawal of part of the amount then credited to his Participant's Account. The provisions of this Article shall not apply to Employee Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions or the earnings on any of these contributions. Withdrawal of these amounts shall be governed by the terms of Section 6.14. In no event shall the amount of any withdrawal exceed the amount which he would be entitled to receive if he were to terminate employment with the Employer at the time of such withdrawal. No hardship withdrawal shall be made under the provisions of this Section unless the distribution is necessary in light of immediate and heavy financial needs of the Participant. A distribution based on hardship cannot exceed the amount required to meet the immediate financial needs created by the hardship and the funds must not be reasonably available from other resources of the Participant. Any amount so distributed shall be deducted from such Participant's Account. The Employer shall determine whether the standards for a hardship withdrawal have been met based on such evidence as the Employer deems appropriate. In the event a finding of hardship results in a distribution of funds to a Participant who is a 5%-owner, the Employer shall in no way be responsible for any penalty tax which may result under Section 72(m)(5) of the Code.

13.2  Withdrawal of Voluntary Contributions
A Participant may withdraw his voluntary Employee contributions by notifying the Employer in writing. The Participant may withdraw such contributions, including the earnings thereon, at such intervals as the Employer may prescribe. Unless otherwise permitted pursuant to a policy established by the Employer, written notice of withdrawal must be provided at least 30 days in advance of any Plan Anniversary. Upon receipt of appropriate written notice, the Employer shall instruct the Trustee or Custodian to withdraw the amount requested from the Participant's Employee Voluntary Contribution Account.

13.3  Loans to Plan Participants
Upon the request of a Participant, if the Employer has so elected in the Adoption Agreement, the Trustee may make a loan or loans to the Participant from the Fund. Loans shall not be permitted if the Plan is not Trusteed. The Plan Administrator shall make all determinations regarding eligibility and terms regarding loans made to Participants. The Plan Administrator may delegate this responsibility to the Trustee or to the Administrative Committee. Any loan permitted by the Plan Administrator shall meet the following requirements unless the Employer designates otherwise in writing. Any changes to the terms of this loan program shall be in writing and shall become a part of this Plan and be included in the Summary Plan Description:

(a) Loans must be available to all Participants and Beneficiaries who are parties-in-interest on a reasonably equivalent basis.

(b) Loans shall not be made available to Highly Compensated Employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other Employees.

(c) Participants may contact the Plan Administrator or the Trustee to obtain the necessary forms to apply for a Plan loan.

(d) Loans shall be approved within the limitations described herein, unless the Plan Administrator determines that the Participant does not intend to or will be unable to repay the loan as specified in the loanOs terms and conditions.

(e) Loans will be made without regard to the purpose for which the loan proceeds will be used.

(f) The interest rate charged on the loan shall be determined based upon the commercially available rate on similar loans with similar terms.

(g) All loans shall be secured by 50% of the Participant's vested account balance. No other collateral shall be accepted.

(h) No Participant loan shall exceed 50% of the present value of the Participant's vested accrued benefit. A minimum loan amount shall apply if so elected in the Adoption Agreement.

(i) A Participant must obtain the consent of his or her Spouse, if any, for use of the account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

(j) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

(k) No loans will be made to any Shareholder-Employee or Owner-Employee. For purposes of this requirement, a Shareholder-Employee means an Employee or officer of an electing small business (Subchapter
S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

(l) Each Participant granted a loan under this Section shall be furnished with a clear statement of the charges involved in the transaction, including the dollar amount and annual interest rate of the finance charge;

(m) A loan requested by a Participant shall, if granted, be treated as a participant-directed investment.

If a valid spousal consent has been obtained in accordance with (i), then, notwithstanding any other provision of this Plan, the portion of the Participant's vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as the repayment of the loan, and then determining the benefit payable to the surviving spouse.

No loan to any Participant or Beneficiary can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) One-half the present value of the nonforfeitable accrued benefit of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Section 414(b), 414(c), and 414(m) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

13.4  Effective Date
If this Plan is a restatement of a previously existing plan, Sections 13.3(g) and 13.3(h) shall be effective as of the later of the Restated Date or the first day of the first Plan Year beginning after December 31, 1989.

ARTICLE XIV Distribution Requirements

14.1  General Rule

14.1.1 Subject to Article X, joint and survivor annuity requirements, the requirements of this Article shall apply to any distribution or a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984.

14.1.2 All distributions required under this Article shall be determined and made in accordance with the Proposed Regulations under
Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed
Regulations.

14.2  Required Beginning Date
The entire interest of a Participant must be distributed or begin to be distributed no later than the ParticipantOs required beginning date.

14.3  Limits on Distribution Periods
As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

(a)  The life of the Participant,

(b)  The life of the Participant and a designated Beneficiary,

(c) A period certain not extending beyond the life expectancy of the Participant, or

(d) A period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

14.4  Determination of Amount to be Distributed Each Year
If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

14.4.1  Individual Account

(a) If a Participant's benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (ii) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

(b) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

(c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (i) the applicable life expectancy or (ii) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Regulations. Distributions after the death of the participant shall be distributed using the applicable life expectancy in Section 14.4.1(a) above as the relevant divisor without regard to Proposed Regulations
Section 1.401(a)(9)-2.

(d) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

14.4.2  Other Forms
If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the Proposed Regulations thereunder.

14.5  Death Distribution Provisions

14.5.1  Distribution Beginning After Death
If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the ParticipantOs death.

14.5.2  Distribution Beginning Before Death
If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or
(b) below:

(a) If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died:

(b) If the designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this Section
14.5.2 by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

14.5.3 For purposes of Section 14.5.2 above, if the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of Section 14.5.2, with the exception of paragraph (b) therein, shall be applied as if the surviving Spouse were the Participant.

14.5.4 For purposes of this Section 14.5, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

14.5.5 For the purposes of this Section 14.5, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 14.5.3 above is applicable, the date distribution is required to begin to the surviving Spouse pursuant to Section 14.5.2 above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

14.6  Definitions

14.6.1  Applicable Life Expectancy
The life expectancy (or joint and last survivor expectancy) is calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated each succeeding calendar year.

14.6.2  Designated Beneficiary
The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

14.6.3  Distribution Calendar Year
A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 14.5 above.

14.6.4  Life Expectancy
Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in Section 14.5.2(b) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

14.6.5  ParticipantOs Benefit

(a) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

(b) Exception for second distribution calendar year. For purposes of paragraph (a) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

14.6.6  Required Beginning Date

(a) General rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

(b) Transitional rules. The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

(1)  Non-5-percent owners.
The required beginning date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

(2)  5-percent owners.
The required beginning date of a Participant who is a 5 percent owner during any year beginning after December 31, 1979 is the first day of April following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

The required beginning date of a Participant who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

(c) 5-percent owner. A Participant is treated as a 5-percent owner for purposes of this Section if such Participant is a 5-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 of the Code but without regard to whether the plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

(d) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed even if the Participant ceases to be a 5-percent owner in a subsequent year.

14.7  Transitional Rule

14.7.1 Notwithstanding the other requirements of this Article and subject to the requirements of Article X, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(a) The distribution by the trust is one which would not have disqualified such trust under Section 401(a)(9) of the Internal
Revenue Code as in effect prior to amendment by the Deficit Reduction
Act of 1984.

(b) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

(c) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

(d)  The Employee had accrued a benefit under the Plan as of December
31, 1983.

(e) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

14.7.2 A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

14.7.3 For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsection 14.7.1(a) and (e).

14.7.4 If a designation is revoked any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the Proposed Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the Proposed Regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Proposed Regulation Section 1.401(a)(9) shall apply.

ARTICLE XV Administration

15.1  Plan Administrator
The Employer shall be the Plan administrator and shall be the Named Fiduciary of the Plan, and as administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out its terms. The Plan Administrator shall, in its sole discretion, interpret the provisions of the Plan.

15.2  Delegation
The Employer shall have the power to delegate specific fiduciary duties and responsibilities, other than those of the Trustee or Custodian with respect to the custody and control of the assets of the Fund. Such delegations may be to officers, partners or other Employees of the Employer or to other individuals or entities provided, however, that no fiduciary duties or responsibilities may be delegated to the Financial Institution unless the Financial Institution is serving as Trustee hereunder. Any delegation by the Employer may, if specifically stated, allow further delegations by the individual or entity to whom the delegation has been made. Any delegation may be rescinded by the Employer at any time.

15.3  Administrative Committee
The Employer, in the exercise of its power to delegate fiduciary duties, may establish an Administrative Committee and appoint its members to assist in the administration of the Plan. If so established, the Administrative Committee shall be a Named Fiduciary and, unless otherwise provided in a written resolution of the Employer, shall have the power and responsibility to:

(a) Adopt rules and regulations not inconsistent with the declared purposes and specific provision of the Plan for its administration;

(b)  Interpret and construe the provisions of the Plan;

(c) Determine from time to time the status of all Employees, Participants and Beneficiaries for the purposes of the Plan;

(d) Determine the rights of Employees, Participants, Beneficiaries to benefits under the Plan, the amount thereof and the method and time or times of payment of the same; and

(e) Instruct the Trustee or Custodian as to the disbursement of the assets of the Fund.

Any member of the Administrative Committee may resign by delivering a written copy of his resignation to the Employer and may be removed by written resolution of the Employer. Vacancies shall be filled by the Employer. If an Administrative Committee is appointed as provided herein, all references to the Employer in the Plan shall be deemed to refer to the Administrative Committee to the extent of the duties delegated.

15.4  Reports and Records
The Employer and those to whom the Employer has delegated fiduciary duties shall keep records of all their proceedings and actions, and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan and to comply with applicable law.

15.5  Establishment of Funding Policy
The Employer shall (a) establish a funding policy for the Plan consistent with the needs of the Plan and in accordance with applicable law and (b) communicate this policy to the Trustee or Custodian and direct and supervise the TrusteeOs or CustodianOs actions to see that this policy is carried out. However, the Employer may delegate this function in accordance with Section 15.2 to any person or entity, including the Administrative Committee, if established, or an Investment Manager. An Investment Manager shall be charged with the power to direct the Trustee or Custodian as to the management, acquisition or disposal of any or all assets of the Fund, as designated in the delegation.

15.6  Payment of Expenses
The Employer may pay all expenses of administering the Plan, including but not limited to the Trustee's or Custodian's fees, attorney fees and expenses incurred by persons or entities to whom fiduciary duties have been delegated. If said expenses are not paid by the Employer, they shall be a lien against and paid from the Fund, except for the items the payment of which would constitute a prohibited transaction.

15.7  Indemnification
To the extent permitted by law, the Employer shall indemnify the members of the Administrative Committee, if created, individual Trustees and others to whom the Employer has delegated fiduciary duties who are either Employees, owners, officers or directors of the Employer, against any and all claims, losses, damages, expenses and liability arising from their responsibilities in connection with the Plan which are not covered by insurance (without recourse) paid for by the Employer, unless the same is determined to be due to gross negligence or intentional misconduct.

ARTICLE XVI Fund and Trustee

16.1  Trustee
A Plan which is Trusteed shall be subject to the provisions of this Article. A Plan which utilizes a Custodian shall not be subject to the provisions of this Article but, instead, shall be subject to the provisions of Article XVII. The Plan shall be Trusteed and all of the assets of the Plan held in trust in the name of the Trustee if one or more individuals or the Financial Institutions has executed the Plan as Trustee as provided in the Adoption Agreement.

16.2  Trust Fund
All contributions received by the Trustee pursuant to the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part thereof from time to time remaining, shall be held and administered by the Trustee, in a fund referred to herein as the "Fund," in accordance with the terms and provisions hereof.

16.3  Responsibility of the Trustee
The general responsibilities of the Trustee shall be as follows:

(a) Except as expressly otherwise provided herein, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Plan held in the Fund.

(b) The Trustee shall hold, administer, invest and reinvest, and disburse the Fund in accordance with the powers stated herein.

(c) The Trustee shall disburse moneys and other properties from the Fund on direction of the Employer, pursuant to the provision of the Plan at the time or times, to the payee or payees specified by the Employer in directions to the Trustee in such form as the Trustee may reasonably require. The Trustee shall be under no liability for any distribution made by it pursuant to such directions and shall be under no duty to make inquiry as to whether any distribution made by it pursuant to any such direction is made pursuant to the provisions of the Plan. The receipt of a distribution by the Payee shall constitute a full acquittance to the Trustee.

(d) The Trustee shall have the responsibilities, if any, expressly allocated to it by the Plan. Except as responsibilities may be expressly so allocated, the Trustee in its capacity as such shall have no responsibility or authority with respect to the operation and administration of the Plan. However, if the Trustee is notified that any action on its part is necessary or desirable and the Employer has failed or is unable to furnish the Trustee with the necessary instructions or information, the Trustee may take such action as it deems necessary or desirable, consistent with the Plan, including, without limitation action respecting interpretation of the Plan and payment of benefits.

(e) If the Employer so elects, the Trustees' discretion to manage and control the assets of the Plan held in the trust Fund or to acquire or dispose of any such assets shall be subject to the direction of the Employer. Should the Employer appoint an Investment Manager to Manage any assets of the trust Fund, the Trustees' power to manage and control or to acquire or dispose of such assets shall be subject to the direction of the Investment Manager.

(f) At any time when there is more than one Trustee, the Trustees shall act by majority vote.

16.4  Compensation and Expenses
The Trustee shall be entitled to receive such reasonable compensation for its services hereunder as may be agreed upon with the Employer; provided, however, that no Employee who is a Trustee shall receive compensation for services rendered as a Trustee. The Trustee shall be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of such services. Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Employer and shall constitute a lien upon the Fund until paid.

16.5  Records and Accounting
The Trustee shall maintain such records as may be reasonably necessary for the proper administration of the Fund. As soon as reasonably practicable following a Plan Valuation Date of the Fund, and as soon as reasonably practicable after the resignation or removal of a Trustee has become effective, the Trustee shall file with the Employer a written account setting forth all receipts, disbursements, and other transactions effected by it during the Plan Year, or during the part of the Plan Year to the date the resignation or removal is effective, as the case may be, and shall certify the fair market value of the assets of the Fund. The accounting shall also furnish the Employer such other information as the Trustee may possess and as may be necessary for the Employer to comply with the reporting requirements of the Employee Retirement Income Security Act of 1974. The Trustee shall have no duty to furnish information about the Fund to any person except that expressly provided herein or as required by law. Any accounting when approved by the Employer will be binding and conclusive as to the Employer, Plan Participants and Beneficiaries, and the Trustee will thereby be released and discharged from any liability or accountability to the Employer, Plan Participants or Beneficiaries with respect to matters set forth therein. Omission by the Employer of any written objection to any specific item in any such accounting within one hundred eighty days after its delivery will constitute approval of the Account by the Employer. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in an accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction.

16.6  Record Retention
The Trustee shall retain its records relating to the Fund as long as necessary for the proper administration thereof and at least for any period required by the Employee Retirement Income Security Act of 1974 or other applicable law.

16.7  Resignation and Removal of Trustee

(a) The Trustee may resign by giving the Employer thirty (30) days' (or such shorter period as the Employer may approve in writing) written notice of its resignation, such notice period to commence upon the mailing thereof. The Employer shall thereupon appoint a successor Trustee to assume the rights, powers and duties of the Trustee and shall promptly give the Trustee written notice of the appointment of such successor Trustee. The Trustee shall forthwith deliver to the successor Trustee and as soon as possible thereafter account to the successor Trustee for each and every Fund asset and any and all records of the Fund that are in its possession or control.

(b)  The Employer may remove the Trustee by giving the Trustee thirty
(30) days' (or such shorter period as the Trustee may approve in writing) written notice of its removal, such notice period to commence upon the receipt thereof by the Trustee, and which written notice shall identify the successor Trustee appointed by the Employer to assume the rights, powers and duties of the Trustee. The Trustee shall forthwith deliver to the successor Trustee and as soon as possible thereafter account to the successor Trustee for each and every Fund asset and all records of the Fund that are in its possession or control.

(c) A Custodian may serve as the successor to the Trustee hereunder if, with respect to the Plan and the Custodian, the requirements of
Article XVII are satisfied.

16.8  Dealings of Others With Trustee
No person (corporate or individual) dealing with the Trustee shall be required to see the application of any money paid or property delivered to the Trustee or to determine whether the Trustee is acting pursuant to any authority granted to it under the Plan.

16.9  Trustee's Power to Protect Itself on Account of Taxes
The Trustee, as a condition to making a distribution of a Participant's Account, may require the person or persons entitled to receive a distribution in such event to furnish the Trustee with proof of payment of all income, inheritance, estate, transfer, legacy and/or succession taxes, and all other taxes of any different type or kind that may be imposed under or by virtue of any state or federal statute or law upon the payment, transfer, descent, or distribution of the such Account and for the payment of which the Trustee may, in its judgement, be directly or indirectly liable. In lieu of the foregoing, the Trustee unless prevented by law, may deduct, withhold and transmit to the proper taxing authorities any such tax which it may be permitted or required to deduct and withhold and the Account to be distributed in such case shall be correspondingly reduced. In the event any distribution is subject to Federal or State withholding requirements the Trustee may require evidence that such withholding requirements have been met or that a waiver thereof is available and the conditions of the waiver have been satisfied.

16.10  Other Powers of Trustee
In extension, but not in limitation of the rights, powers and discretions conferred upon the Trustee herein, the Trustee shall have and may exercise from time to time in the management and custody of the assets of the Fund and, for the purpose of distribution after the termination thereof, and, for the purpose of distribution of ParticipantOs Accounts, without order or license of any court, any one or more or all of the following rights, powers and discretions:

(a) To invest and reinvest the assets of the Fund with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and the like aims (and to the extent possible consistently with the most recent funding policy method adopted by the Employer and communicated to the Trustee) without limitation by any statute, rule or law, or regulation of any governmental body prescribing or limiting the investment of trust assets by corporate or individual Trustees, in or to certain kinds, types, or classes of investments or prescribing the portion of the Fund which may be invested in any one property or kind, type, or class of investment. Specifically and without limiting the generality of the foregoing, the Trustee may invest and reinvest principal and accumulated income of the Fund in preferred and common stocks of any kind or class of any corporation, including but not limited to investment and small business investment companies of all types; voting trust certificates; interest in investment trusts; shares of mutual funds; interest in a common trust, variable demand note or other type of pooled or collective fund operated by the Trustee; bonds, notes and debentures, secured or unsecured; mortgages on real or personal property; covered call options; deposits in a commercial or savings bank or a savings and loan association including savings accounts or time deposits in the Trustee if the Trustee (or a Co-Trustee) is a bank or other Financial Institution; conditional sales contracts; real estate and leases. The Plan may acquire and hold up to 10% (or, in the case of a Nonstandard Profit Sharing Plan, the percentage chosen by the Employer on the Adoption Agreement) of the market value of its assets in securities issued by an Employer. Investment of the entire Fund in common stocks shall be deemed appropriate at any phase of the economic business cycle, but is not, however, the purpose hereof to direct that the Fund shall be invested either entirely or to any extent whatsoever in such common stocks. The Trustee shall be entitled to commingle the accounts of Participants and invest, reinvest, control and manage each of the same in a common Fund, except to the extent the Employer permits Participants to direct their own investments and such Participants elect to do so.

(b) To sell, exchange or to otherwise dispose of any asset of whatsoever character at any time held by the Trustee in trust hereunder.

(c) To segregate any part or portion of the Fund for the purpose of administration or distribution thereof and, in its sole discretion, to hold the Fund uninvested whenever and for so long as, in the Trustee's discretion, the same is likely to be required for payment in cash of Participants' Accounts normally expected to be distributed in the near future, or whenever, and for as long as market conditions are uncertain, or for any other reason which, in the Trustee's discretion, requires such action or makes such action advisable.

(d) To retain and employ such attorneys, agents and servants as may be necessary or desirable, in the opinion of the Trustee, in the administration of the Fund, and to pay them such reasonable Compensation for their services as may be agreed upon as an expense of administration of the Fund, including power to employ and retain counsel upon any matter of doubt as to the meaning of or interpretation to be placed upon this Plan or any provisions thereof with reference to any question arising in the administration of the Fund or pertaining to the distribution thereof or pertaining to the rights and liabilities of the Trustee hereunder or to the rights and claims of Participants and Beneficiaries, and the Trustee, in any such event, may act in reliance upon the advice, opinions, records, statements, and computations of any attorneys and agents and on the records, statements and computations of any servants so selected by it in good faith and shall be released and exonerated of and from all liability to anyone in so doing (except to the extent liability is imposed under the Employee Retirement Income Security Act of 1974).

(e) To institute, prosecute, and maintain, or to defend, any proceeding at law or in equity concerning the Plan or Fund or the assets thereof or any claims thereof or any claims thereto, or the interests of Participants and Beneficiaries hereunder at the sole cost and expense of the Fund and/or at the sole cost and expense of the Participant's Account that may be concerned therein or that may be affected thereby as, in the TrusteeOs opinion, shall be fair and equitable in each case, and to compromise, settle and adjust all claims and liabilities asserted by or against the Trustee, on such terms as the Trustee, in each such case, shall deem reasonable and proper, but the Trustee shall be under no duty or obligation to institute, prosecute, maintain or defend any suit, action or other legal proceeding unless it shall be indemnified to its satisfaction against all expenses and liabilities which it may sustain or anticipate by reason thereof.

(f) To institute, participate, and join in any plan of reorganization, readjustment, merger, or consolidation with respect to the issuer of any securities held by the Trustee hereunder and to use any other means of protecting and dealing with any of the assets of the Fund which it believes reasonably necessary or proper and, in general, to exercise each and every other power or right with respect to each asset or investment held by it hereunder as individuals generally have and enjoy with respect to their own assets and investments, including power to vote upon any securities or other assets having voting power which it may hold from time to time, and to give proxies with respect thereto, with or without power of substitution or revocation, and to deposit assets or investments with any protective committee, or with Trustees or depositories designated by any such committee or by any such Trustees or any court.

(g) In any matter of doubt affecting the meaning, purpose or intent of any provision of this Plan, to determine such meaning, purpose or intent; and the determination of the Trustee in any such respect shall be binding and conclusive upon all persons interested who may become interested in the Plan or the Fund.

(h) To require, as a condition to distribution of any Participant's Account, proof of identity or of authority of the person entitled to receive the same, including power to require reasonable indemnification on that account as a condition precedent to its obligation to make distributions hereunder.

(i) To collect, receive, receipt and give quittance for all payments that may be or become due and payable on account of any asset in trust hereunder which has not, by act of the Trustee taken pursuant thereto, been made payable to others, and payment thereof by the company issuing the same, or by the party obligated thereon, as the case may be, when made to the Trustee hereunder or to any person or persons designated by the Trustee, shall acquit, release and discharge such company or obligated party from any and all liability on account thereof.

(j) To determine from time to time, as required for the purpose of distribution or for the purpose of allocating trust income or for any other purposes of the Plan, the then value of the Fund and of the Participant's Account of each Participant in the Fund, the Trustee, in each such case, using and employing for that purpose the fair market value of each of the assets constituting the Fund. Each such determination so made by the Trustee in good faith shall be binding and conclusive upon all persons interested or becoming interested in the Plan or the Fund.

(k) To carry all investments of the Fund, or any part thereof, in its own name or in the name of any nominee selected by it, without designation of the trust capacity in which the same is held, but with the same liability for any act or default of any such nominee as for its own act or default; and to commingle and deposit cash of the Fund in its own commercial department or savings department, or both.

(l) To grant an option or options for the sale or other disposition of a trust asset, including the issuance of options for the purchase of common stock held by the trust in return for the receipt of a premium from the optionee (it being expressly intended that said options may be in a form and in terms to permit their being freely traded on an option exchange) and including the repurchase of any such option granted, or in lieu thereof, the repurchase of an option identical in terms to be the one issued.

(m) To have and to exercise such other and additional powers as may be advisable or proper in its opinion for the effective, economical and equitable administration of the Fund.

(n) The Trustee may cause all or any part of the Fund, without limitation as to amount, to be commingled with the money of trusts created by the Trustee or by others by causing such money to be invested as a part of any or all of the funds created by said declarations of trust and the Fund so added to any of said funds shall be subject to all of the provisions of said declarations of trust as the same may be amended from time to time so long as the terms of said trust are not inconsistent with the terms and provisions of this Plan.

In the event the Employer elects to direct the Trustee as to the acquisition or disposal of the assets of the trust Fund, the Trustee shall exercise the rights, powers and discretions conferred upon the Trustee in this Section only as directed by the Employer. In the event the Employer has appointed an Investment Manager to manage, acquire or dispose of any assets of the trust Fund, then, notwithstanding the rights, powers and discretions conferred upon the Trustee in this Section, the Trustee shall be subject to the direction of the Investment Manager with respect to the assets under management by the Investment Manager and shall have no responsibility to determine whether any such directions are proper, in accordance with the terms of the Plan or are permitted under applicable law.

16.11  Purchase of Life Insurance
Without limiting the generality of Section 16.10, the Trustee may invest the assets of the Fund in life insurance purchased from a legal reserve life insurance company qualified to do business in the state where the trust is located. Any purchase of life insurance shall be only as directed by the Participant and shall be treated as a Participant-directed investment described in Section 16.12. Any initial or additional life insurance contract purchased on behalf of a Participant shall have a face amount of not less than $1,000.

In the event ordinary life insurance contracts are purchased, less than 50% of the aggregate contributions by the Employer and Affiliates allocated to the Participant may be used to pay premiums attributable to such contracts. No more than 25% of the aggregate Employer and Affiliate contributions allocated to the Participant may be used to pay premiums on term life insurance contracts, universal life contracts or any other life insurance contract, which is not ordinary life. If a combination of ordinary life and other insurance contracts are purchased on a Participant's life, the sum of 50% of the ordinary life insurance premiums plus the premiums on all other life insurance on the Participant's life purchased by the Trustee shall not exceed 25% of the aggregate Employer and Affiliate contributions allocated to the Participant's Account. Amounts rolled over to this Plan from another qualified plan (including a "conduit" Individual Retirement Account) may be used to purchase life insurance without limitation.

Notwithstanding the above, in profit sharing or 401(k) plans, the limitations imposed herein with respect to the purchase of life insurance shall not apply to any Participant who has participated in this Plan for five (5) or more years or to the portion of a Participant's Account that has accumulated for at least two (2) Plan years.

For purposes of this Section, an "ordinary life" insurance contract shall mean a contract with both nondecreasing death benefits and nonincreasing premiums. Any dividends or credits earned on insurance contracts will be allocated to the Participant's account derived from Employer contributions for whose benefit the contract is held.

In the event insurance contracts are purchased by the Trustee pursuant to this Section, a distribution payable for a reason other than the Participant's death shall be made by converting the contract to cash by surrendering it to the issuer or distributing the contract to the Participant in satisfaction of that portion of the Participant's Account which represents the value of the insurance contract, as the Participant shall elect, subject, however, to the provisions of
Article X, if applicable. Any insurance contract so distributed shall be endorsed as nontransferable. No life insurance contract shall be converted into an annuity which provides payments measured by an individual life, except as may be required by Article X.

The Beneficiary designation and the settlement option selected under any insurance contract shall be subject to the requirements of Articles X and XII to the extent such provisions are applicable to the Participant. As owner of the life insurance contract, the Trustee shall name a Beneficiary and designate a method of distribution only in a manner which meets the requirements of Articles X and XII to the extent such Sections apply to the Participant. In the event of any conflict between the terms of this Plan and the terms of any life insurance contract, the terms of this Plan shall control.

16.12  Participant Direction of Investment
The Employer may elect in the Adoption Agreement to permit Participants to direct the investment of their Participant's Accounts. In the event the Employer elects to permit Participants to choose the investments in which the assets of their accounts should be invested, the Trustee shall be subject to the direction of such Participant. No Participant shall thereby be considered a fiduciary and no person who is otherwise a fiduciary shall be liable for any loss, which results from such Participant's exercise of control. Notwithstanding the foregoing, no Participant may direct that the assets in his account be invested in any collectible, as that term is defined in Section 408 of the Internal Revenue Code and regulations, so long as such Section treats an investment in a collectible through a Participant-directed account as a distribution from the Plan. A Participant shall direct an investment in writing, which direction must be signed, shall describe the investment sufficiently so that the Trustee may properly execute the transaction and conform to such other conditions as the Trustee may reasonably require. Upon the direction of an investment, the Participant agrees to have any transaction costs charged to his account. "Transaction costs" shall mean any fee or charge attributable to the Participant's directed investment including, but not limited to commissions, custodial fees or fees for professional services. The purchase of a life insurance contract shall be treated as a Participant-directed investment.

16.13  Prohibited Transactions
Except as may be expressly permitted by law or allowed in a Prohibited Transaction Exemption issued by the Department of Labor, no Trustee or other fiduciary hereunder shall permit the Plan to engage, directly or indirectly, in any of the following transactions with a disqualified person (as defined in Section 4975 of the Code):

(a) A sale or exchange, or leasing, of any property between the Plan and a disqualified person;

(b) The lending of money or other extension of credit between the Plan and a disqualified person;

(c) The furnishing of goods, services or facilities between the Plan and a disqualified person;

(d) A transfer to, or use by or for the benefit of, a disqualified person of the income or assets of the Plan;

(e) An act by a disqualified person who is a fiduciary whereby he deals with the income or assets of the Plan in his own interest or for his own account; or

(f) The receipt of any consideration for his own personal account by any disqualified person who is a fiduciary from any party dealing with the Plan in connection with a transaction involving the income or assets of the Plan.

16.14  Indemnity of Trustee
The Trustee shall be indemnified and held harmless by the Employer from any and all liabilities, costs and expenses (including legal expenses) arising out of any action taken by it pursuant to its duties hereunder as fiduciary or in any other capacity with respect to this Plan, whether imposed under the Employee Retirement Income Security Act of 1974, or otherwise, unless such liability may arise from the proven gross negligence, bad faith or criminal misconduct of the Trustee.

ARTICLE XVII Fund and Custodian

17.1  Custodian
A Plan which utilizes a Custodian shall be subject to the provisions of this Article. A Plan which is Trusteed shall be subject to the provisions of Article XVI. The Plan assets shall be held by a Custodian if the Financial Institution has executed the Plan as Custodian as provided in the Adoption Agreement, except as provided in
Section 17.13 with respect to life insurance. The Plan may not utilize a Custodian if the Employer or any Affiliate is a corporation.

17.2  Custodian Fund
All contributions received by the Custodian pursuant to the Plan, together with all investments made therewith, the proceeds thereof and all earnings and accumulations thereon, and the part thereof from time to time remaining, shall be held by the Custodian in the name of the Plan and for the benefit of each Participant and Beneficiary hereunder, except as provided in Section 17.13. The accounts for all Participants, plus any life insurance contracts held for any Participants, shall collectively be referred to herein as the "Fund."

17.3  Responsibilities of the Custodian
The general responsibilities of the Custodian shall be as follows:

(a) The Custodian shall be the exclusive depository for the Fund, except as provided in Section 17.13.

(b) The Custodian shall maintain an account in the name of each Participant and Beneficiary, as directed by the Employer.

(c) The Custodian shall make disbursements from the Fund, as directed by the Employer.

(d) The Custodian may prescribe the manner and method by which the Employer gives it directions. The Custodian shall be under no liability for any action taken at the direction of the Employer and shall be under no duty to make inquiry as to whether any action taken by it pursuant to such Employer if direction is pursuant to the provisions of the Plan. The receipt of a payee who has received a distribution shall constitute full acquittance of the Custodian.

(e) The Custodian shall only have those duties, responsibilities and powers expressly allocated to it by the Plan. Except as responsibilities may be expressly so allocated, the Custodian in its capacity as such shall have no responsibility or authority with respect to the operation and administration of the Plan.

17.4  Compensation and Expenses
The Custodian shall be entitled to receive such reasonable compensation for its services hereunder as may be agreed upon with the Employer. The Custodian shall be entitled to reimbursement for all reasonable and necessary costs, expenses and disbursements incurred by it in the performance of such services. Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Employer and shall constitute a lien upon the Fund until paid.

17.5  Records and Accountings
The Custodian shall maintain such records as may be reasonably necessary for the proper administration of the Fund as soon as reasonably practicable following a Plan Valuation Date of the Fund, and as soon as reasonably practicable after the resignation or removal of a Trustee or Custodian has become effective, the Custodian shall file with the Employer a written account setting forth all receipts, disbursements and other transactions effected by it during the Plan Year, or during the part of the Plan Year to the date the resignation or removal is effective, as the case may be. The accounting shall also furnish the Employer such other information as the Custodian may possess and as may be necessary for the Employer to comply with reporting requirements of the Employee Retirement Income Security Act of 1974. The Custodian shall have no duty to furnish information about the Fund to any person except as expressly provided herein or as required by law. Any accounting when approved by the Employer will be binding and conclusive as to the Employer, and the Custodian will thereby be released and discharged from any liability or accountability to the Employer with respect to matters set forth therein. Omission by the Employer or any written objection to any specific item in any such accounting within one hundred eighty days after its delivery will constitute approval of the account by the Employer. If there is a disagreement between the Custodian and anyone as to any act or transaction reported in an accounting, the Custodian shall have the right to have its account settled by a court of competent jurisdiction.

17.6  Record Retention
The Custodian shall retain its records relating to the Fund as long as necessary for the proper administration thereof and at least for any period required by the Employee Retirement Income Security Act of 1974 or other applicable law.

17.7  Resignation and Removal of Custodian

(a) The Custodian must at all times be either a bank (as that term is defined in Section 401(d)(1) of the Code) or a person who has demonstrated to the satisfaction of the Secretary of the Treasury that the manner in which he will administer the Fund will be consistent with the requirements of Section 401 of the Code.

(b) The Custodian may resign by giving the Employer thirty (30) days' (or such shorter period as the Employer may approve in writing) written notice of its resignation by registered mail, such notice period to commence upon the mailing thereof. The Employer shall thereupon appoint a successor Custodian or Trustee to assume the rights, powers and duties of the Custodian and shall promptly give the Custodian written notice by registered mail of the appointment of such successor Custodian or Trustee and as soon as possible thereafter account to the successor for each and every Fund asset and any and all records of the Fund that are in its possession or control.

(c) The Employer may remove the Custodian by giving the Custodian thirty (30) days' (or such shorter period as the Custodian may approve in writing) written notice of its removal by registered mail, such notice period to commence upon the receipt thereof by the Custodian, and which written notice shall identify the successor Custodian or Trustee appointed by the Employer to assume the rights, powers and duties of the Custodian. The Custodian shall forthwith deliver to the successor Custodian or Trustee and as soon as possible thereafter account to the successor for each and every Fund asset and all records of the Fund that are in its possession or control.

17.8  Changes in Organization of Custodian
If any corporation or association serving as Custodian hereunder is merged with another corporation or association or is succeeded by another corporation or association, through consolidation or otherwise, the acquiring corporation or association shall thereupon become Custodian hereunder. If any corporate Custodian acting hereunder sells or transfers substantially all of its assets and business to another corporation or association, the acquiring corporation or association shall thereupon become Custodian hereunder. When authorized by statute or court order, any corporation or association serving as Custodian hereunder may permit itself to be succeeded by another corporation or association as Custodian hereunder. In each case the acquiring corporation or association shall be Custodian of the Funds though specifically so named herein. Notwithstanding the foregoing provisions of this Section, an acquiring corporation or association shall become Custodian hereunder only if it could be appointed as successor Custodian or funding medium pursuant to Section 17.7.

17.9  Dealings of Others With Custodian
No person (corporate or individual) dealing with the Custodian shall be required to see to the application of any money paid to the Custodian or to determine whether the Custodian is acting pursuant to any authority granted to it under the Plan.

17.10  Funding Policy
The Employer shall adopt a procedure and revise it from time to time as it shall consider advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of the Employee Retirement Income Security Act of 1974. It shall advise the Custodian of the funding policy in effect from time to time.

17.11  Custodian's Power to Protect Itself on Account of Taxes
The Custodian, as a condition to the making of distribution of a Participant's Account, may require the person or persons entitled to receive a distribution to furnish the Custodian with proof of payment of all income, inheritance, estate, transfer, legacy and/or succession taxes and all other taxes of any different type or kind that may be imposed under or by virtue of any state or federal statute of law upon the payment, transfer, descent, or distribution of the such Account and for the payment of which the Custodian may, in its judgement, be directly or indirectly liable. In lieu of the foregoing, unless prevented by law, the Custodian may deduct, withhold and transmit to the proper taxing authorities any such tax which it may be permitted or required to deduct and withhold and the account to be distributed in such case shall be correspondingly reduced. In the event any distribution is subject to Federal or State withholding requirements, the Custodian may require evidence that such withholding requirements have been met or that a waiver thereof is available and the conditions of the waiver have been satisfied.

17.12  Investment of the Fund
The Custodian, as directed by the Employer, or in the event Section
17.14 applies, as directed by a Participant, shall invest the assets of each Participant's Account in the Fund only in one or a combination of the following, except as provided in Section 17.13:

(a)  A savings account in the Custodian;

(b)  A time deposit in the Custodian.

Except for accounts having a specified date of maturity, the Custodian shall have the sole right to amend prospectively the governing terms and interest rates applicable to accounts, including accounts theretofore selected by Participants and Beneficiaries, at any time. As to accounts with fixed maturities, the Custodian may make amendments to or discontinue such accounts as of any maturity date, provided that amendments to conform with applicable law and governmental rulings can be made at any time.

17.13  Purchase of Insurance
Assets of the Plan may be invested in life insurance purchased from a legal reserve life insurance company qualified to do business in the state where the Plan is located. Any purchase of life insurance shall be only as directed by the Participant and shall be treated as a Participant-directed investment described in Section 17.14. Any initial or additional life insurance contract purchased on behalf of a Participant shall have a face amount of not less than $1000.

In the event ordinary life insurance contracts are purchased, less than 50% of the aggregate contributions by the Employer and Affiliates allocated to the Participant may be used to pay premiums attributable to such contracts. No more than 25% of the aggregate Employer and Affiliate contributions allocated to the Participant may be used to pay premiums on term life insurance contracts, universal life contracts or any other life insurance contract which is not ordinary life. If a combination of ordinary life and other insurance contracts are purchased on a Participant's life, the sum of 50% of the ordinary life insurance premiums plus the premiums on all other life insurance on the Participant's life purchased by the Plan shall not exceed 25% of the aggregate Employer and Affiliate contributions allocated to the Participant's Account. Amounts rolled over to this Plan from another qualified plan (including a "conduit" Individual Retirement Account) may be used to purchase life insurance without limitation.

Notwithstanding the above, in profit sharing or 401(k) plans, the limitations imposed herein with respect to the purchase of life insurance shall not apply to any Participant who has participated in this Plan for five (5) or more years or to the portion of a Participant's Account that has accumulated for at least two (2) Plan years.

For purposes of this Section, an "ordinary life" insurance contract shall mean a contract with both nondecreasing death benefits and nonincreasing premiums. Any dividends or credits earned on insurance contracts will be allocated to the Participant's Account derived from Employer contributions for whose benefit the contract is held.

Insurance contracts purchased hereunder shall be owned by the Employer for the benefit of the Plan and the Participant for whom the insurance is purchased. In the event a distribution becomes payable to the Participant under the terms of the Plan other than by reason of the Participant's death, the insurance contract shall be distributed to the Participant in satisfaction of that portion of the ParticipantOs Account which represents the value of the insurance contract, as the Participant shall elect, subject, however, to the provisions of
Article IX if applicable. Any insurance contract so distributed shall be endorsed as nontransferable.

The Beneficiary designation and the settlement option selected under any insurance contract shall be subject to the requirements of Articles X and XII to the extent such Sections are applicable to the Participant. As owner of the life insurance contract, the Employer shall name a Beneficiary and designate a method of distribution only in a manner which meets the requirements of Articles X and XII to the extent such Sections apply to the Participant. In the event of any conflict between the terms of this Plan and the terms of any life insurance contract, the terms of this Plan shall control.

17.14  Investment Direction by Participants
In the event the Employer elects, in the Adoption Agreement, to permit Participants to choose the investments in which the assets of their Account should be invested, no Participant shall thereby be considered a fiduciary and no person who is a fiduciary shall be liable for any loss, or by reason of any breach, which results from such Participant's exercise of control. The Participant's investment direction shall be limited to the types of accounts and deposits described in Section 17.12 and the selection of interest rates and dates of maturity to the extent made available by the Custodian, except as provided in Section 17.13. The purchase of a life insurance contract shall be treated as a Participant-directed investment.

17.15  Prohibited Transactions
Except as may be expressly permitted by law, no Custodian or fiduciary hereunder shall permit the Plan to engage, directly and indirectly, in any of the following transactions with a disqualified person (as defined in Section 4975 of the Code):

(a) A sale or exchange, or leasing, of any property between the Plan and a disqualified person;

(b) The lending of money or other extension of credit between the Plan and a disqualified person;

(c) The furnishing of goods, services or facilities between the Plan and a disqualified person;

(d) A transfer to, or use by or for the benefit of, a disqualified person of the income or assets of the Plan and in his own interest or for his own account;

(e) An act by a disqualified person who is a fiduciary whereby he deals with the income or assets of the Plan in his own interest or for his own account; or

(f) The receipt of any consideration for his own personal account by any disqualified person who is a fiduciary from any party dealing with the Plan in connection with a transaction involving the income or assets of the Plan.

17.16  Indemnity
The Custodian shall be indemnified and held harmless by the Employer from any and all liabilities, costs and expenses (including legal expenses) arising out of any action taken by it pursuant to its duties hereunder or in any other capacity with respect to this Plan, whether imposed under the Employee Retirement Income Security Act of 1974, or otherwise, unless such liability may arise from the proven gross negligence, bad faith or criminal misconduct of the Custodian.

ARTICLE XVIII  Amendment, Termination and Merger

18.1  Amendment by Employer
The Employer may (a) change the choice of options in the Adoption Agreement, (b) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and
(c) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the plan to be treated as individually-designed. An Employer that amends the plan for any other reason, including a waiver of the minimum funding requirement under Section 412(d) of the Code, will no longer participate in this Regional Prototype plan and will be considered to have an individually-designed plan.

18.2  Amendment by Sponsor
The Regional Prototype sponsor may amend any part of the Plan.

18.3  Limitation on Amendments
Notwithstanding Section 18.1 and 18.2, no amendment by the Employer or Sponsor nor any automatic change to or from a top heavy vesting schedule shall:

(a) Either directly or indirectly have the effect of giving the Employer any interest in any part of the corpus or income of the Trust or cause any part of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries;

(b) Either directly or indirectly have the effect of changing the computation of a Participant's Vested Interest, unless each Participant having three or more Years of Service elects, after being notified by the Employer in writing, to have his Vested Interest computed under the Plan as amended. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Service" for "3 Years of Service" where such language appears. Such election must be made within a time period beginning no later than the date the amendment is adopted and ending no earlier than the latest of the following dates: (i) 60 days after the amendment is adopted, (ii) 60 days after amendment becomes effective; or (iii) 60 days after the Participant is given written notice of the amendment by the Employer. A Participant who fails to make an election within the period provided shall be deemed to have assented to the amendment.

(c) Either directly or indirectly reduce the balance of any Participant's Account except to the extent permitted under Section 412(c)(8) of the Code.

(d) Eliminate an optional form of distribution under the Plan described in the regulations under Section 411 of the Code; provided, however, that an amendment may eliminate an optional form of distribution if the amendment relates only to the portion of a Participant's Account which accrues after the date of the amendment.

If the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer-derived accrued benefit will not be less than the percentage determined under the Plan without regard to such amendment.

18.4  Termination of Plan
The Employer has established the Plan with a bona fide intention and expectation that it will be able to make its contributions indefinitely, but the Employer is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time and may, in its sole and absolute discretion, discontinue such contributions or terminate the Plan at any time without any liability whatsoever for such discontinuance or termination. Upon termination, partial termination or a complete discontinuance of contributions to the Plan, all affected Participants shall have a 100% Vested Interest in their respective ParticipantOs Accounts.

18.5  Merger
The Plan shall not be merged or consolidated with any other plan, and no assets or liabilities of the Plan shall be transferred to any other plan, unless each person having an interest in the Fund would (if the Plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

18.6  Withdrawal by Sponsor or Failure to Qualify Under Code
The withdrawal of this Plan by the sponsor shall cause the establishment of an individually-designed plan as provided in Section
18.1. If the Employer fails to obtain or retain qualified status of the Plan and trust under Sections 401(a) and 501(a) of the Code, such Employer shall immediately be considered to have withdrawn from this Regional Prototype plan and established an individually-designed plan as provided in Section 18.1.

ARTICLE XIX Miscellaneous

19.1  No Guaranty of Employment
The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any Employee. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with the EmployeeOs right to terminate his employment at any time.

19.2  Spendthrift Provisions
Except as otherwise provided by law, benefits payable hereunder and any interest of a Participant or Beneficiary in the trust shall not be subject to assignment, transfer or anticipation or otherwise alienable either by voluntary or involuntary act or by operation of law, nor subject to attachment, execution, garnishment, levy, sequestration or other seizure under any legal or equitable process. The foregoing shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined by the Employer to be a qualified domestic relations order, as defined in
Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985. This Section shall not prohibit an assignment of a Participant's Account as security for a loan from the Plan.

19.3  Conflict of Interest
If the Employer or any other person to whom fiduciary or administrative authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, he shall have no authority as such with respect to any matter specifically affecting his individual interest hereunder, all such authority being reserved exclusively to others empowered to act, to the exclusion of such Participant, and such Participant shall act only in his individual capacity in connection with any such matter, except to the extent no other person or entity is empowered to act.

19.4  Disclaimers
Neither the Employer nor its owners, officers or directors in any way guaranty the Fund against loss or depreciation, nor do they guaranty the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any Beneficiary or to any creditor of a Participant or a Beneficiary except to the extent required by law. Each Participant, Beneficiary, or other person entitled at any time to payments hereunder shall look solely to the assets of the Fund for such payments or to the Participant's Account distributed to any Participant or Beneficiary, as the case may be, for such payments. In each case where a Participant's Account shall have been distributed to a Participant or a Beneficiary or to the persons entitled jointly to the receipt thereof and which propose to cover in full the benefit hereunder, such Participant, or Beneficiary, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the Fund.

19.5  Role of Sponsor
The Sponsor which makes this Plan available to the Employer shall not be considered a party to the Plan, except to the extent that a Sponsor which is a Financial Institution with trust powers under the laws of its domicile or under federal law serves in the capacity of a Trustee or a Financial Institution empowered to act as a Custodian under the law of its domicile or under federal law serves in the capacity of a Custodian and then only to the extent of its duties and responsibilities as Trustee or Custodian, as the case may be, as specifically set forth in this Plan. The Sponsor shall not be responsible for the validity of this Plan under any law, the availability of any tax benefits of adopting this Plan or any other responsibilities not expressly assumed or allocated to it herein.

19.6  Exclusive Benefit
In no event shall any part of the trust assets be paid to or become vested in the Employer, or be used for any purpose whatsoever other than for the exclusive benefit of Participants and their Beneficiaries, except that contributions of the Employer may be returned if:

(a) The Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe;

(b) The contribution was made due to a mistake of fact, the contribution is returned within one year of the mistaken payment of the contribution and the return satisfies the requirements of the last paragraph of this Section; or

(c)  The contribution was conditioned on its deductibility under
Section 404 of the Code, the deduction was disallowed under such Section, the contribution is returned within one year of the disallowance of the deduction and the return satisfies the last paragraph of this Section.

The return of a contribution (or a portion of a contribution) to the Employer satisfies the requirements of this paragraph if the amount so returned (i) does not exceed the excess of the contribution over the amount which would have been contributed if the Plan had not been disqualified or the requalification denied or if there had been no mistake of fact or error in determining the deduction, as the case may be, (ii) does not include the net earnings attributable to such excess contributions, (iii) is reduced by any net losses attributable to the excess contribution, and (iv) does not reduce the account of any Participant to less than such account would have been had the returned contribution never been made.

Exhibit 4.4

                REGIONAL
   Prototype Profit Sharing Plan and
         Trust/Custodial Account
  Nonstandard Plan Adoption Agreement    AA #003

The Employer named below adopts the Regional Prototype Profit Sharing Plan and Trust/Custodial Account and makes the following specified elections under the Adoption Agreement.

A.  ACCOUNTING, EFFECTIVE DATE AND OTHER DATA

1.  NAME AND ADDRESS OF EMPLOYER
    Employer Name   Capital City Bank Group, Inc.
    Address         217 North Monroe Street
    City, State, ZIP Tallahassee, FL  32301

2.  Type of business Organization (Select one.)
    [ ]Sole Proprietorship       [ ]Partnership
    [X]Corporation          [ ]Subchapter S Corporation

3.  EFFECTIVE DATE   01/01/97
(If the Employer is adopting this Plan as a restatement of an existing plan, the date should be the original effective date of the existing plan. Otherwise, the date should be the date the Employer chooses the Plan to be effective.)

4.  RESTATED DATE [    ]
(Complete only if this Plan is a restatement of a plan previously adopted.) If this Plan is a restatement of a previously existing plan, attach an addendum listing any optional forms of benefit which must be included in this plan under Code Section 411(d)(6) and the regulations thereunder which are not listed elsewhere in the Plan.

5.  Employer tax year end [12/31]

6.  Plan Year end [12/31]

7.  EMPLOYER IDENTIFICATION NUMBER  [59-2273542]

8.  Plan Number (3 digits) [ 002 ]

9.  Description of trade or business   [Banking]

10. Limitation year end  [12/31]
(If this item is not completed, the limitation year end shall be the calendar year end.)

B.  ELIGIBILITY

1.  SERVICE REQUIREMENT (Specify whole years or months.)

a.  Whole Years
[1] Year(s) of Service [Not more than 2 (1 if the Plan allows 401(k) contributions). If more than 1 Year of Service is required, the Plan must provide 100% immediate vesting under Section E.1.]

b.  Months
[ ] Months of Service [Not more than 24 (12 months if the Plan allows 401(k) contributions). If more than 12 Months of Service is elected, the Plan must provide 100% immediate vesting under Section E.1.]

2.  Minimum age Requirement (Specify.)  [21] (May not exceed age 21.)

3.  EXCLUDED CLASSES OF EMPLOYEES
(Describe. Employees of an Affiliate must be specified as excluded if the Affiliate, if any, does not adopt the Plan under Section O.)

4. ELIGIBILITY FOR EMPLOYER CONTRIBUTIONS (Check all that apply.) A participant shall be eligible to receive an allocation of Employer contributions for a Plan Year if he/she meets the following requirements:
a.  [X]  The participant must be employed on the last day of the Plan
Year.
b. [X] The participant must complete 1,000 Hours of Service during the Plan Year unless the Plan is Top-Heavy for such Plan Year.
c. [X] The requirements of 4.a. and 4.b. (above) shall not apply if the participant terminates employment due to [X] death [X] disability [X] retirement.
d. If elective deferrals are elected under Section D. of this Adoption Agreement, the requirements of 4.a. and 4.b. (above) [ ] shall [X] shall not apply to Employer contributions made pursuant to a salary reduction agreement.
e. If elective deferrals are elected under Section D. of this Adoption Agreement and matching contributions are elected under Section D.4., the requirements of 4.a. and 4.b. above [ ] shall [X] shall not apply to such matching contributions.

5.  Entry dates
The Plan shall have the following entry dates:
a. [ ]The Plan Anniversary Date.*
b. [ ]The Plan Anniversary Date and a date six months from the Plan Anniversary Date.
c. [X]Other* [ 1/1, 4/1, 7/1, 10/1]
* If only one entry date per year is provided and an employee enters the Plan on the entry date following the date on which the employee satisfies the eligibility requirements, the maximum age and service requirements in Sections B.1. and B.2. (above) must be reduced by 1/2 year.

6.  Plan Entry
An employee shall enter the Plan on the Plan entry date [X] following [ ] prior to [ ] closest to the date on which the employee meets the eligibility requirements of the Plan.

7.  ELECTION NOT TO PARTICIPATE
The Plan [ ] shall [X] shall not permit an eligible Employee or Participant to elect not to participate.

8.  YEARS OF SERVICE
1000 (Not more than 1,000) Hours of Service shall be required to constitute a Year of Service for eligibility and vesting purposes.

C.  DEFINITION OF COMPENSATION

1.  Compensation shall mean:
[X] Wages, tips and other compensation box on Form W-2.
[ ] Section 3401(a) wages.
[ ] 415 safe-harbor compensation.

2. Compensation shall mean the amount which is actually paid to the participant during:
[X] The Plan Year.
[ ] The taxable year ending with or within the Plan Year.
[ ] The limitation year ending with or within the Plan Year.

3. Compensation [X] shall [ ] shall not include Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

4.  Compensation shall not include:
[ ] Bonuses
[ ] Overtime
[ ] Other (Specify):
(NOTE: These exclusions shall not apply if the Plan is integrated with social security or for purposes of determining the minimum required contribution for years in which the Plan is Top-Heavy.)

5.  This definition of compensation shall be effective as of [01/01/97].

6.  Compensation shall be taken into account:
[ ] From the date of entry into the Plan.
[X] For the entire period in which the employee becomes a participant.

D.  ELECTIVE DEFERRALS
Complete this section only if elective deferrals or voluntary nondeductible employee contributions are allowed under this Plan.

1.  ELECTIVE DEFERRALS
A participant may elect to have his or her compensation reduced by the following percentage or amount per pay period, or for a specified pay period or periods, as designated in writing to the plan administrator. (Check any applicable options and fill in the appropriate blanks.)

a.[X] An amount not in excess of 15% of a participant's compensation.
b.[ ] An amount not in excess of $[   ] (specify dollar amount) of a
participant's compensation per year.

2.  CASH OR DEFERRED ELECTIONS
[X] Check here if a participant may base elective deferrals on cash bonuses that, at the participant's election, may be contributed to the CODA or received by the participant in cash.

3.  ELECTIONS
a. A participant may elect to commence deferrals (under 1. or 2. above) as of [1/1/97 and any 1/1, 4/1, 7/1, or 10/1] (enter at least one date during the calendar year).
b. A participant may elect to terminate or modify the amount of deferrals as of [any day] (enter at least one date during the calendar year).

4.  MATCHING CONTRIBUTIONS
a.  The Employer will make matching contributions to the Plan on behalf of:
[X] All participants.
[ ] All participants who are nonhighly compensated employees.
b. Matching contributions will be made on behalf of each participant in the amount of:
[ ] [   ]% of the elective deferral made for each Plan Year.
[ ] The sum of: (I) [   ]% of the portion of the elective deferral
which does not exceed [   ]% of the participant's compensation; plus
(ii) [   ]% of the portion of the elective deferral which exceeds [
]% of the participant's compensation.
[X] An amount to be determined by the Employer each year.
Note: The percentage of the portion of elective deferrals in D(4)(b)(2)(ii) cannot be greater than the percentage of the portion of elective deferrals in D(4)(b)(2)(i).
c.  The Employer shall not match elective deferrals in 1.a. or 1.b.
above in excess of $[   ] or in excess of [6]% of the participant's
compensation.
d. All Employer matching contributions shall be [ ] qualified [X] nonqualified.
e. Forfeitures of excess aggregate contributions and forfeitures of any nonqualified matching contributions shall be:
[X] Used to reduce Employer contributions.
[ ] Allocated after all other forfeitures under the Plan, to each participant's matching contribution account in the ratio which each participant's compensation for the Plan Year bears to the total compensation of all participants for such Plan Year. Qualified Matching Contributions shall mean matching contributions which are subject to the distribution and nonforfeitability requirements of
Section 401(k) of the Code when made.

5.  QUALIFIED NONELECTIVE CONTRIBUTIONS
a. The Employer [X] will [ ] will not make qualified nonelective contributions to the Plan. If the Employer does make such contribution to the Plan, then the amount of such contributions for each Plan Year shall be an amount determined by the Employer.
b. The allocation of qualified nonelective contributions shall be made to the account of:
[ ] All participants.
[X] Only nonhighly compensated participants.

6.  VOLUNTARY NONDEDUCTIBLE CONTRIBUTIONS
Participants [ ] will [X] will not be allowed to make nondeductible voluntary employee contributions.

7.  HARDSHIP WITHDRAWALS
Hardship withdrawals of elective deferrals [X] shall [ ] shall not be permitted.

8.  EXCESS ELECTIVE DEFERRALS
Participants who claim excess elective deferrals for the preceding taxable year must submit their claims in writing to the plan administrator by [March 15]. (Specify a date before April 15.)

E.  VESTING

1.  SCHEDULE  (Select one.)
Participants are vested in that portion of their participants' accounts attributable to Employer contributions in accordance with the following schedule:

Year(s)    100%      5-Year    3-7    Specify    Specify
of       Immediate   Cliff     Year      %           %
Service     [ ]        [X]      [ ]      [ ]         [ ]

 1          100%        0%       0%       0%      [  ]
 2          100%        0%       0%       0%      [  ]
 3          100%        0%      20%       0%      [  ] (not less than 20%)
 4          100%        0%      40%       0%      [  ] (not less than 40%)
 5          100%      100%      60%     100%      [  ] (not less than 60%)
 6          100%      100%      80%     100%      [  ] (not less than 80%)
 7          100%      100%     100%     100%      100%

2. EXCLUSIONS: (Check all applicable ones. Does not apply if 100% immediate vesting in Section E.1. above has been selected.)
a. [ ] Exclude Year(s) of Service prior to effective date of the Plan (except periods during which the Employer maintained a predecessor to this Plan).
b.[ ] Exclude Year(s) of Service prior to or during the computation year in which the employee attains age 18 (age 22 for Plan Years beginning before 1/1/85).

3. Schedule to apply as of the first day of the Plan Year for which the Plan is Top-Heavy. (Select one.)
[ ] 100% Immediate [ ] 2/20 Vesting [X] 3-Year Cliff

F.  NORMAL RETIREMENT AGE
[ 65]  (May not be earlier than age 59 or later than age 65.)

G.  EARLY RETIREMENT AGE
[ 55] (May not be earlier than age 55.)
Early retirement shall only be available to participants who have completed [ 0 ] Years of Service.

H.  SERVICE WITH PREVIOUS EMPLOYER   (Select One.)
1.[X] Service with a previous Employer will not be taken into account except to the extent service is required to be given pursuant to Code
Section 414(a) and the regulations thereunder.
2.[ ] Service with the following previous Employer(s) shall be taken into account for purposes of eligibility (Section B.1.) and vesting (Section E.1.).

I.  LIMITATIONS ON ALLOCATIONS
If the Employer maintains or has ever maintained another qualified plan in which any participant in this Plan is (or was) a participant or could become a participant, complete this section. The Employer must also complete this section if it maintains a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, under which amounts are treated as annual additions with respect to any participant in this Plan.

1.  DEFINED CONTRIBUTION PLAN  (Select one.)
If the participant is covered under another qualified defined contribution plan maintained by the Employer, other than a regional prototype plan:
[ ] The provisions of Article VII of the Plan Document will apply as if the other plan were a regional prototype plan.
[ ] Provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts in a manner that precludes Employer discretion.

2.  DEFINED BENEFIT PLAN
If the participant is or has ever been a participant in a defined benefit plan maintained by the Employer or an Affiliate, the annual additions to this and/or another qualified defined contribution plan, or projected annual benefit in one or more qualified defined benefit plans shall be reduced so that the sum of the defined contribution fraction and the defined benefit fraction will not exceed 1.0. (Describe in an addendum attached to this Adoption Agreement. The method specified shall preclude discretion by the Employer or Affiliate.)

J.  ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES
(Complete only if an integrated allocation formula is chosen.)
Note: An integrated formula may not be elected if the Employer or an Affiliate maintains any other plan integrated with social security and such other plan covers employees who are also participants in the Plan.

INTEGRATION LEVEL  (Select one.)
The integration level shall be equal to the taxable wage base or such lesser amount elected below by the Employer. The taxable wage base is the maximum amount of earnings which may be considered wages for a year under Section 3121(a)(1) of the Code in effect as of the beginning of the Plan Year.
[ ] Taxable Wage Base
[ ] $[   ] (a dollar amount less than the taxable wage base)
[ ] [    ]% of Taxable Wage Base (not to exceed 100%)

K.  ADMINISTRATIVE ELECTIONS

1.  PAYOUTS OF SMALL ACCOUNT BALANCES
Employer [X] will [ ] will not automatically make a total distribution of the participant's vested interest if it is $3,500 or less upon retirement, termination of employment or disability.

2.  DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT
[X] A participant [X] may [ ] may not take a total distribution of his/her vested account balance if he/she terminates employment for reasons other than death, disability, or retirement.
[ ] A participant may take a total distribution of his/her vested account balance if he/she terminates employment for reasons other than
death, disability, or retirement if the total benefit is $[    ] or
less.

3.  HARDSHIP WITHDRAWALS
Hardship withdrawals [X] shall [ ] shall not be allowed under the Plan.

4.  PARTICIPANT LOANS
Plan loans to participants [ ] shall [X] shall not be allowed.
If loans are allowed, a minimum loan amount of $[ N/A ] shall apply. (Amount cannot exceed $1,000).

5.  PARTICIPANT-DIRECTED INVESTMENTS
Participant-directed investments [X] shall [ ] shall not be allowed.

6.  ROLLOVERS
Rollovers of funds, by participants, from other plans to this Plan [X] shall [ ] shall not be allowed.

7.  TRANSFERS
Transfers of funds, by participants, from other plans to this Plan [X] shall [ ] shall not be allowed.

8.  HOURS OF SERVICE
Rather than compute service based upon actual Hours of Service, the Employer may elect to compute service based upon one of the alternatives listed below. If selected, this method will be applied to all employees under the Plan. (Check one if desired. If no box is checked, service will be based upon actual hours worked.)
[ ] An employee will be credited with 10 Hours of Service for each day in which the employee would be credited with 1 Hour of Service.
[ ] An employee will be credited with 45 Hours of Service for each week in which the employee would be credited with at least 1 Hour of Service.
[ ] An employee will be credited with 95 Hours of Service for each semimonthly pay period in which the employee would be credited with at least 1 Hour of Service.
[ ] An employee will be credited with 190 Hours of Service for each month in which the employee would be credited with at least 1 Hour of Service.

9.  INVESTMENT IN EMPLOYER SECURITIES
The Plan may acquire and hold up to [100]% of the market value of its assets in securities issued by the Employer.

10.  IN-SERVICE WITHDRAWALS
Participants who have not otherwise met a distributable event [ ] shall [X] shall not be permitted to make withdrawals from the Plan during service with the Employer.

11.  FORFEITURES
Forfeitures arising under Section 9.3 of the Plan Document shall be allocated: (Select one.)

a. [X] For the Plan Year in which the forfeiture occurs.

b. [ ] For the Plan Year immediately following the Plan Year in which the forfeiture occurred.

c. [ ] For the Plan Year in which the participant incurs five consecutive one-year breaks in service.

d. [ ] For the Plan Year immediately following the Plan Year in which the participant incurs five consecutive one-year breaks in service.

L.  SPECIAL RULES FOR TOP-HEAVY PLANS  (Select one.)
This section must be completed if the Plan is a Top-Heavy Plan (see definition in Section 3.48 of the Plan Document) and the Employer or an Affiliate maintains another plan or plans in addition to this Plan.
[X] The minimum contribution and benefit requirements of Code Section 416 will be satisfied as provided in Section 5.4 of the Plan Document.
[ ] The minimum contribution and benefit requirements of Code Section 416 will be satisfied as provided in the addendum attached to the Adoption Agreement. (Specify in an addendum attached to the Adoption Agreement the method for coordinating all such plans with this Plan so that the minimum contribution and benefit requirements will be met.)

M.  FILING PLAN WITH INTERNAL REVENUE SERVICE
The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate key district office for a determination letter.

This Adoption Agreement may be used only in conjunction with Regional Basic Plan Document 01.

N.  ADOPTION AND ADVICE
By executing this document, the Employer agrees to be bound by all the terms and conditions of the Plan (including the Adoption Agreement) and further certifies and warrants that it has relied on the advice of an independent adviser as to the legal and tax effects of adopting the Plan.

Failure to properly complete all items on this Adoption Agreement may result in disqualification of the Plan.

The sponsoring organization will notify the adopting Employer of any amendments made to the Plan or discontinuance or abandonment of the Plan.

The name, address and telephone number of the sponsoring organization or its agent is imprinted on the top of the Adoption Agreement.

O.  SIGNATURES AND DATE

Executed this [25th] day of September, 1997.

EMPLOYER

Name of Business  Capital City Bank Group, Inc.

By: /s/ William G. Smith, Jr.

Its (Title) President/CEO

AFFILIATES (Must be executed on behalf of any Affiliates. Attach addendum with signatures if more than one Affiliate.)

Name of Business  Capital City Bank

By /s/ Thomas A. Barron, President

Name of Business  Farmers & Merchants Bank of
                  Trenton

By /s/ Gene Osteen, President

Name of Business  Levy County State Bank

By /s/ Terry Smith, President

Name of Business  Branford State Bank

By /s/ Clif Bradley, President

P.  CUSTODIAN/TRUSTEE  (Select one.)

CAUTION:  READ INSTRUCTIONS BEFORE COMPLETING.

Instructions: The Financial Institution may act as Custodian, but only if the Employer and any Affiliates are sole proprietorships or partnerships. A corporate plan may not use a Custodian. In addition, an individual may not serve as a Custodian. Select Financial Institution Trustee only if the Financial Institution has full trust powers under applicable state and/or federal laws. By executing this Plan as Custodian or Trustee, the Financial Institution warrants and represents that it is qualified to act as Custodian or Trustee, as the case may be, under all applicable federal and state laws and regulations.

[ ] Financial Institution Custodian
[X] Financial Institution Trustee
[ ] Self-Trusteed Plan

CUSTODIAN OR TRUSTEE
Name               Capital City Trust Company
Address            217 North Monroe Street
City, State, ZIP   Tallahassee, FL  32301
By    /s/ Randolph M. Pople
Its (Title)  President

Q.  SPONSOR

Bankers Systems, Inc.

ADDITIONAL SUMMARY OF PLAN DESCRIPTION INFORMATION

1.  Plan Name      Capital City Bank Group, Inc.
                   401(k) Profit Sharing Plan

2.  Employer's Phone Number   850-671-0300

3.  AGENT
    Name             William G. Smith, Jr.
    Address          217 North Monroe Street
    City, State ZIP  Tallahassee, FL  32301

4.  TYPE OF PLAN ADMINISTRATION
[ ] Employer provided administration
[X] Contract (Third Party) administration
[ ] Insurer provided administration

5.  ADDENDUM
[X] Check here if the Employer has amended its qualified plan from a plan other than from Bankers Systems and the employer has added an addendum to continue required optional forms of benefit (i.e. payment schedule, timing, commencement, medium of distribution, etc.).

      ADDENDUM TO THE BANKER SYSTEMS, INC.
REGIONAL NONSTANDARD PROTOTYPE PROFIT SHARING
                 401(K) PLAN
              ADOPTION AGREEMENT
                    FOR
       THE CAPITAL CITY BANK GROUP, INC.
         401(K) PROFIT SHARING PLAN

A.  I.  Limitations on Allocations:

        2. Defined Benefit Plan: If an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed 1.0.

(1) The defined benefit plan fraction is a fraction where:

(a) the numerator equals the Participant's projected annual retirement benefit under the Plan, determined as of the close of the Limitation Year, and

(b) the denominator equals the lesser of:

(i) 125% of the Dollar Limitation described in (A)(1) above based on total years of Credited Service without regard to whether the individual was a Participant or not, or

(ii) 140% of the compensation limitation described in (A)(2) above.

(2) The defined contribution plan fraction is a fraction, where:

(a) the numerator equals the sum of a Participant's annual additions for each Limitation Year from all defined contribution plans maintained by the Employer, determined as of the close of the Limitation Year in accordance with Code Section 415(c), less the Transition Amount, if applicable, but the total numerator cannot be less than zero, and

(b) the denominator equals the sum, for each Limitation Year during which the Participant was employed by the Employer, of the lesser of:

(i) 125% of the defined contribution dollar limitation in effect for the applicable Limitation Year as defined in Code Section 415(c), as if such Code Section had been in effect for all years of the Participant's employment, or

(ii) 35% of the Participant's total compensation for such Limitation
Year.

(c) The Transition Amount means the greater of zero and the amount determined as of the last day of the Limitation Year beginning in 1982 or as of the last day of any later Limitation Year, as permitted under the IRC and regulations thereunder, which is equal to the product of:

(i) the defined contribution plan fraction plus the defined benefit plan fraction minus 1, and

(ii) the defined contribution plan fraction denominator described in
(b) above.

For any Limitation Year during which this Plan is a Top-Heavy Plan, 100% shall be substituted for 125% wherever it appears in this paragraph (E).

For purposes of the above limitation, all defined benefit plans of the Employer, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Employer, whether or not terminated, are to be treated as one defined contribution plan. If the sum of the defined benefit plan fraction and the defined contribution plan fraction should exceed 1.0, the Participant's projected benefit otherwise payable under the defined benefit plan (and any or all other defined benefit plans) shall be reduced by an amount sufficient to eliminate the excess.

The above limitations are intended to comply with the provisions of
Section 415 of the IRC, as amended, so that the maximum benefits provided by the plans of the Employer shall be exactly equal to the maximum amounts allowed under Section 415 of the IRC and regulations thereunder. If there is any discrepancy between the provisions of this Section 3.7 and the provisions of Section 415 of the IRC and regulations thereunder, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Section 415 of the IRC.

B. The following optional form of benefit shall be effective on and after September 30, 1997, the date of merger of the First Federal Bank 401(k) Plan with this Plan:

1. A Participant who makes Elective Deferrals shall be entitled to receive the value of his Accrued Benefit on his Disability Date.